UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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(Rule 14a-101)
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DHI Group, Inc.
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DHI GROUP, INC. 6465 South Greenwood Plaza, Suite 400 Centennial, Colorado 80111	March 15, 2024

Dear Fellow Stockholder,

I am pleased to invite you to our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Wednesday, April 25, 2024, at 3:00 p.m., Mountain Time. This year’s Annual Meeting will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting by visiting meetnow.global/MGTAKUH at the Annual Meeting date and time described in the accompanying Proxy Statement. A password is not required to attend the Annual Meeting. There is no physical location for the Annual Meeting.

In 2020, we decided to hold our Annual Meeting of stockholders virtually. We have continued to host the Annual Meeting as a virtual event to provide for greater participation as our stockholders are not centrally located. We believe that a virtual meeting enables greater stockholder attendance and participation from any location around the world.

Despite the over 40% decrease in technology job postings last year, the DHI team successfully maintained key client relationships and the business achieved year-over-year revenue growth, where nearly all our competitors did not. We remain confident in the long-term trend for technology hiring. The U.S. has become a technology-based economy and we have seen a steady increase in tech jobs since these occupations were tracked starting in the 1970s. It is our view that the advent of generative artificial intelligence only supercharges this trend. One of the Big Four accounting firms released its annual CEO survey in October 2023 and reported that 72% of U.S. CEOs say that generative AI is a top investment priority. We believe that we remain well positioned to take advantage of this opportunity when tech hiring demand returns to normal historical levels.

At the Annual Meeting, we will be electing one class of directors, considering the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, considering the approval, on an advisory basis, of the compensation of our named executive officers, and transacting such other business that may properly come before the Annual Meeting. The Board of Directors recommends a vote FOR each of (i) the election of our director nominees, (ii) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and (iii) the approval, on an advisory basis, of the compensation of our named executive officers.

You may vote your shares using the Internet or the telephone by following the instructions on the enclosed proxy. Of course, you may also vote by returning the enclosed proxy card.

Thank you very much for your support of DHI Group, Inc.
Sincerely,
Art Zeile
President and Chief Executive Officer

DHI GROUP, INC. 6465 South Greenwood Plaza, Suite 400 Centennial, Colorado 80111	March 15, 2024

NOTICE OF ANNUAL MEETING

DHI Group, Inc., a Delaware corporation (the “Company”), will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) virtually at meetnow.global/MGTAKUH on Wednesday, April 25, 2024, at 3:00 p.m., Mountain Time, to:

1.Elect three Class II directors, for a term of three years, or until his or her successor is duly elected and qualified;

2.Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.Hold an advisory vote to approve the compensation of our named executive officers as described in the Proxy Statement; and

4.Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record of DHI Group, Inc. (NYSE: DHX) as of the close of business on March 12, 2024, are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of these stockholders will be available for examination 10 days prior to the Annual Meeting at our principal executive office, 6465 South Greenwood Plaza, Suite 400, Centennial, Colorado 80111.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are strongly encouraged to sign and date the enclosed proxy card and return it promptly, or submit your proxy by telephone or the Internet. Any stockholder of record who is virtually present at the Annual Meeting as a registered stockholder may vote virtually, thereby revoking any previous proxy. If you have any questions about the voting process, please refer to the section titled “Frequently Asked Questions About Voting and the Annual Meeting.”

This Proxy Statement and accompanying proxy and voting instructions are first being mailed on or about March 15, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 25, 2024 (the “Meeting”): Both the proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available electronically at dhigroupinc.com/investors/default.aspx

By order of the Board of Directors,

E. Jack Connolly
Vice President, General Counsel & Corporate Secretary

Proxy Statement	i

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, expectations (financial or otherwise) and intentions, and growth potential. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements are subject to risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, those described in Part I - Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), elsewhere throughout the Annual Report, and those described from time to time in our past and future reports filed with the Securities and Exchange Commission. Caution should be taken not to place undue reliance on any such forward-looking statements. Moreover, such forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by applicable law.

Proxy Statement	ii

Market and Industry Data

The market and industry data used in this proxy statement and the accompanying materials are based on independent industry publications, customers, trade or business organizations, reports by market research firms and other published statistical information from third parties (collectively, the “Third Party Information”), as well as information based on management’s good faith estimates, which we derive from our review of internal information and independent sources. Such Third Party Information generally states that the information contained therein or provided by such sources has been obtained from sources believed to be reliable.

Proxy Statement	iii

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 25, 2024

PROXY STATEMENT SUMMARY

This Proxy Statement is furnished to the stockholders of record of DHI Group, Inc., a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies. This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information. For ease of reading, in these materials “DHI,” “we,” “us,” or the “Company” refers to DHI Group, Inc., “Board” refers to our Board of Directors, “CEO” refers to our Chief Executive Officer, and “NEOs” refers to our Named Executive Officers. This Proxy Statement and accompanying proxy and voting instructions are first being mailed to stockholders on or about March 15, 2024.

	Board Vote Recommendation	Page Reference (for further detail)
1. Election of three Class II Directors	FOR EACH NOMINEE	56
2. Ratification of Selection of Independent Registered Public Accounting Firm	FOR	57
3. Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	58

Proxy Statement	1

2023 DHI Performance Highlights

2023 Highlights
In 2023, DHI focused its efforts on operating effectively and efficiently while continuing to strengthen its industry-leading product offerings expertly helping employers find, attract and hire top tech talent, and assisting technology professionals with managing their careers amidst ongoing uncertainty in the economy impacting tech hiring. Despite the weak demand environment, DHI continued to grow revenue, albeit at a reduced 1% rate. More importantly, DHI managed expenses carefully, which drove Adjusted EBITDA margin from 21% in 2022 to 24% in 2023. Dice delivered multiple product releases enhancing the client and technologist experience and ClearanceJobs added the community engagement features of a social network for its security cleared professionals to create even higher levels of engagement. DHI also won several employer culture awards, demonstrating its commitment to a vibrant and engaged culture.

Stable Financial Performance
Despite the over 40% down shift in tech job postings this past year due to the uncertain economic environment, DHI achieved 1% year over year revenue growth. We believe that as the demand for technology professionals normalizes, DHI will return to a higher growth rate, especially given the interest in Artificial Intelligence (AI) skills that are expected to define this decade.
Dice and ClearanceJobs 2023 revenue renewal rates remained strong at 85% and 95%, respectively, while retention rates for the year were 101% for Dice and 111% for ClearanceJobs, demonstrating larger more stable clients continue to find value in our services. Our churn continued to be isolated to smaller clients with less than $10,000 in annual spend.

DHI also improved its Adjusted EBITDA Margin to 24% while continuing to invest in future growth for when the economy stabilizes.

Recognizing the continued risks inherent in the economy, the company is focused on lower debt in the current environment. Cash was $4.2 million at the end of 2023 and total debt was $38.0 million under our $100 million facility.

Leading Engagement for Tech/Cleared Candidates
Dice’s Match AI algorithms continued to improve this year, driven by years of training on job postings and candidate profiles to validate a tech professional's skills and experience.

Dice’s new Connections feature encourages technology candidates and recruiters to form connections through respective profiles and view these connections in a network dashboard, helping recruiters build a pipeline of relevant candidates and allowing tech professionals to engage with companies of interest.

Both Dice and ClearanceJobs released the “Expressed Interest” feature allowing candidates to show interest in a job posting short of filling out a lengthy job application. This feature has already been used hundreds of thousands of times since it launched in March 2023.

ClearanceJobs released its first native mobile app allowing candidates to engage in their search process on a smartphone device.

Inspired and Respected Place to Work
We firmly believe that the success of our company starts with our culture and ability to attract and retain great team members. For the second time, DHI was certified as Great Place to Work®, it ranked 47th on Newsweek’s list of Top 100 Most Loved Workplaces for 2023 and was named as a Fast Company Best Workplace for Innovators in 2023. Additionally, the Company re-opened a larger office in New York City to support its vibrant sales team and recently moved to a new modern office space in Des Moines, Iowa to further establish its hybrid work environment and foster its culture of collaboration.

See Appendix A to this Proxy Statement for the definitions of bookings, Adjusted EBITDA and Adjusted EBITDA Margin and a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to the nearest generally accepted accounting principles (“GAAP”) financial measure.

Proxy Statement	2

Board and Governance Highlights

DHI is governed by a highly qualified and experienced group of directors, led by an independent chairperson. All our directors, other than our CEO Art Zeile, are independent under the listing standards of the New York Stock Exchange (“NYSE”). As illustrated below, our Board is broadly diverse in terms of tenure, personal and professional attributes.

(1) Tenure measured from date of appointment to the Board through the Record Date (as defined below).
(2) Mr. Schipper identifies as LGBTQ+, Messrs. Windley and Massaquoi identify as African American, and Mses. Salomon and Swann identify as women.

				Committee Membership
Name of Director and Director Nominees	Age	Director Since	Independent	AC	CC	N&CG
Brian “Skip” Schipper, Chairperson of the Board	63	2014	Yes			C
Jim Friedlich, Director Nominee	67	2015	Yes		X	X
Art Zeile, President & CEO, Director	60	2018	No
David Windley, Director	60	2019	Yes		C
Scipio “Max” Carnecchia, Director	61	2019	Yes	X
Elizabeth Salomon, Director	60	2020	Yes	C
Kathleen Swann, Director Nominee	61	2021	Yes		X	X
Joseph Massaquoi, Jr., Director Nominee(1)	51	2023	Yes	X
(1) Mr. Massaquoi was appointed to the Board as a director and to the Audit Committee as a member on July 26, 2023.
C – Committee Chairperson
AC – Audit Committee
CC – Human Capital and Compensation Committee
N&CG – Nominating and Corporate Governance Committee

Sustainability

Throughout 2023, DHI maintained its commitment to Environmental, Social, and Governance (“ESG”) and its values. We continued to make progress across our focus areas, further enhancing our sustainability disclosures in alignment with the Sustainability Accounting Standards Board Software & IT Services Sustainability Accounting Standard. We focused on employee engagement through the offering of expanded comprehensive mental health services, initiatives which encourage work/life balance, increased benefits associated with employee well-being and investment in employees’ careers through learning and development programs.

Proxy Statement	3

Diversity

DHI believes that creating a culture that celebrates diversity and promotes inclusivity is critical to how we succeed as an organization. It is a strategic objective of DHI to focus on building a culture of inclusivity. The Company’s Diversity, Equity and Inclusion program is anchored by four pillars: diversity training, inclusive hiring practices, volunteering and employee resource groups. Diversity programs include Allyship training and Unconscious Bias training for all employees and officers, including NEOs, which teaches team members how to better support each other, including historically underrepresented groups. Additionally, all team members participate in diversity training on various subjects throughout the year including advocacy for underrepresented and marginalized groups and creating a sense of belonging. Employee Resource Groups are established within the Company for employees of underrepresented populations to share experiences and have a shared space. The internal policies of the Company encourage hiring diverse candidates and ensuring that all team members are treated fairly and equally, amongst other things. We promote diversity, equity and inclusion programs led by leadership as well as employees. These include company-wide diversity training and the advancement of Team Member Impact Groups for employees of underrepresented populations to share experiences and have a shared space.

Our focus on diversity and inclusion spans all levels of the company, including the Board. The diverse backgrounds, skills and experiences of executive officers and Board members is important to both our values and performance. We believe that a diverse Board, management team and workforce that is reflective of our diverse customer base will position us to better understand customers’ wants and needs, which we believe drives our ability to deliver superior customer value and successfully innovate. Diverse perspectives among our management team and Board allows us to evaluate issues through different experiences and perspectives and guide the Company in a thoughtful way.

More information regarding these and other ESG efforts is available on the Sustainability page of our website. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement.

Executive Compensation Highlights

We have implemented compensation practices that we believe align the interests of our NEOs with our stockholders by tying a significant portion of our NEOs’ compensation to the Company’s financial performance.

Proxy Statement	4

The macroeconomic environment was challenging in 2023 as revenue growth, as compared to the 2022 period, slowed to 1%. Consistent with our pay for performance philosophy, we paid NEOs’ 2023 annual incentives at 90.3% of target, while the performance-based restricted stock units (“PSUs”) granted in 2023 achieved performance at 66.5% of target. The table below summarizes the total direct compensation delivered to our NEOs for their 2023 performance.

2023 NEOs’ Total Direct Compensation at a Glance
(in thousands)
(1) Ms. Leeby was appointed Chief Financial Officer effective December 4, 2023. The calculation of her 2023 Actual Paid Salary reflects one month of employment.
(2) Mr. Bostick served as our Chief Financial Officer through September 1, 2023. Pursuant to the terms of his separation from the Company, all of Mr. Bostick’s 2023 Long-Term Incentive Awards were forfeited and cancelled at such time.
(3) Mr. Henderson served as our Chief Operating Officer through July 31, 2023. Pursuant to the terms of his separation from the Company, a majority of Mr. Henderson’s 2023 Long-Term Incentive Awards were forfeited and cancelled at such time.

Proxy Statement	5

DIRECTORS AND CORPORATE GOVERNANCE

The Board has taken a deliberate approach to Board composition to construct a Board that it believes collectively possesses the right backgrounds and experiences to oversee management decisions and guide our strategic decision-making. We have also intentionally balanced the tenure of our directors to strike the right mix of institutional knowledge and fresh perspectives, with over half of our Board having joined within the last five years.

Governance Practices Snapshot
7 of 8 directors are independent	Independent board chair
Commitment to board refreshment	Majority voting for directors
Stock ownership policy for directors and executive officers	Fully independent standing committees
Diverse board in terms of gender, race, experience, viewpoints, skills and tenure	Regular sessions of independent directors
Board oversight of ESG initiatives	Rigorous director selection and evaluation process
Limit on outside directorships	Annual board and committee self-evaluations
All directors attended at least 75% of 2023 meetings during the time that he or she served	Commitment to corporate social responsibility

Proxy Statement	6

Below is a summary of the primary experience, qualifications and skills that our director nominees and continuing directors bring to the Board:

Capability	Description	Number of Directors with the Capability
Technology and security infrastructure	Deep insight in technology infrastructure, business prioritization, customer drivers and cybersecurity risk	●●●
Scaling a business	Experience growing successful companies, reaching scale and maturity	●●●●
Investment	Experience creating long-term value through investment, acquisition and growth strategies	●●●
Finance	Financial expert with experience in financial strategy, accounting and reporting	●●●
Sales	Experience building sales capabilities	●●●
Marketing	Marketing and brand-building capability in rapidly changing industries	●●
People and compensation	Expertise in aligning company culture, performance, reward and talent with strategy, including remote and flexible work strategies	●●●
CEO experience	Expertise shaping strategy, performance, prioritization, scale and leadership	●●●●
Governance, risk and compliance	Experience in public company corporate governance, privacy, compliance, policy and creating long term sustainable value	●●●● ●●●●
Biographical information for our directors is set forth below. In evaluating nominees for the Board of Directors, the Nominating and Corporate Governance Committee considers the diversity of their professional and personal backgrounds and candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board.

Proxy Statement	7

Director Nominees
Kathleen Swann	Ms. Swann possesses specific attributes that qualify her to serve as a director, including her knowledge and experience in digital marketing and technology and as a member of the board of directors of other companies.

Kate Swann has been a Director since January 2021. Since March 2024, Ms. Swann has served as a Fractional COO for Kate Swann Advisory, a company specializing in scaling businesses for sustainable growth. Leveraging her years of experience as an operating executive, she partners with businesses to unlock value, focusing on business and product strategy, and marketing and infrastructure optimization. Throughout 2023 and until March 2024, she served as the Chief Operating Officer of Heroic Public Speaking, a company offering public speaking training for keynotes, breakouts, and workshops. Previously throughout 2022, Ms. Swann acted as a strategic advisor for various companies. Ms. Swann also previously served as the Chief Operating Officer at Purpose PBC, a social impact digital agency acquired by Capgemini, from 2020 to 2022. At Purpose, Ms. Swann developed growth strategies and business planning to ensure the company maximized its resources and mobilized talent for the greatest impact to its community and partners. Prior to joining Purpose, from 2013 to 2020 she served as Chief Operating Officer at Blue State Digital, a tech and creative agency that works with mission-driven organizations to build and mobilize communities, best known for its work with the Obama administration. Earlier in her career, Ms. Swann was the Chief Operating Officer at Frog Design, a creative design consultancy, and served in the managing director role both at Fry, an e-commerce consulting firm, and Organic, a digital marketing agency. Ms. Swann earned a Bachelor of Arts from Evergreen State College and has a Master’s degree in Performance Studies from New York University. Ms. Swann also serves as a board member at Graham Windham, and August Public. She previously served on the board of Women’s Forum of New York from 2019-2023. Ms. Swann has extensive experience managing at growth stage consulting companies and digital agencies. Her expertise in digital marketing and technology provides the Board with valuable insight as the Company continues to execute on its strategy to deliver innovative products and provide best-in-class services to its customers and candidates.
Marketing

Scaling a business

Independent COO of Heroic Public Speaking		Sales

Age 61

Director Since 2021		Governance, risk and compliance

DHI Committee(s):
Human Capital and Compensation Committee

Nominating and Corporate Governance Committee

Class II Director
Term Expiring 2024

Proxy Statement	8

Director Nominees
Jim Friedlich	Mr. Friedlich possesses specific attributes that qualify him to serve as a director, including his knowledge and experience in digital media and private equity and professional experience as a former executive.
	Jim Friedlich has been a director since January 2015. Since September 2016, Mr. Friedlich has served as the Chief Executive Officer and Executive Director of The Lenfest Institute of Journalism, an institute focused on innovation in journalism. Mr. Friedlich co-founded Empirical Media Advisors, a leading media consulting firm, in 2011 and served as its Chief Executive Officer until 2014. In 2001, he co-founded the media-focused private equity firm of ZelnickMedia (now ZMC) and was a general partner there until 2011, specializing in equity-backed turnarounds and restructuring media companies. Earlier in his career, Mr. Friedlich served as VP of Business Development - Digital Publishing and Vice President of International Sales, Marketing and Business Development at Dow Jones & Company/The Wall Street Journal, a global news and information company. Mr. Friedlich attended Dartmouth College, earned an MBA from the Stanford University School of Business and a B.A. from Wesleyan University. Mr. Friedlich brings insight to our Board based on his experience in the private equity field and his focus on digital media.	CEO experience

Investment

Independent CEO and Executive Director of Lenfest Institute of Journalism		Marketing

Age 67		People and compensation

Director Since 2015

DHI Committee(s):
Human Capital and Compensation Committee		Governance, risk and compliance

Nominating and Corporate Governance Committee

Class II Director
Term Expiring 2024

Proxy Statement	9

Director Nominees
Joe Massaquoi	Mr. Massaquoi possesses specific attributes that qualify him to serve as a director, including advising companies at all stages of growth, history of leading strategic corporate initiatives and experience working with public companies on financial oversight and capital allocation.

Joe Massaquoi has served as a director since July 2023. Mr. Massaquoi currently serves as a Strategic Advisor for Traverse Meridian Group, providing CFO services to growth-stage private companies. Starting in July 2022 and throughout 2023, Mr. Massaquoi previously served as Chief Financial Officer at H2 Clipper, Inc., a company specializing in clean hydrogen delivery. Previously, Mr. Massaquoi was the Chief Financial Officer of Boom Technology, Inc., a supersonic aircraft development company, from October 2020 to October 2021. Prior to Boom, Mr. Massaquoi served as Chief Financial Officer at Initium Aerospace, a Boeing seeded propulsion technology company, and in preceding executive roles at Boeing from January 2012 to October 2020. Earlier in his career he held financial executive positions at Credit Suisse, an investment bank and financial services firm, and Deutsche Bank, an investment bank and financial services firm, and consulted at Bain & Company, a management consulting company. He began his career as a financial analyst at Lehman Brothers, a global financial services firm. Mr. Massaquoi also serves on the board of Red Rocks Credit Union and on the board of advisors at Vita Inclinata Technologies. Mr. Massaquoi has a BS in Physics from Morehouse College and an MBA from Harvard Business School. Over his career, he has executed over 40 M&A domestic and cross-border transactions and advised companies of all sizes on prudent capital allocation to deliver measurable results. With his more than 25 years of experience as a global Chief Financial Officer, strategic executive and investment banker working at private and public companies at varying stages of growth, Mr. Massaquoi brings valuable financial and strategic insight to the Board.
Finance

Investment

Independent Strategic Advisor for Traverse Meridian Group
Scaling a business
Age 51

Director Since 2023

DHI Committee(s):
Audit Committee
Governance, risk and compliance
Class II Director
Term Expiring 2024

Proxy Statement	10

Continuing Directors
Brian “Skip” Schipper	Mr. Schipper possesses specific attributes that qualify him to serve as a director, including his extensive industry experience, his human resources expertise and as a member of the board of directors of other companies.
	Brian “Skip” Schipper has been a director since February 2014, and Chairperson of the Board since May 2019. Since May 2016, Mr. Schipper has served as the Chief People Officer for Yext, Inc., an online brand management company, From January 2014 to March 2016, Mr. Schipper led Human Resources at Twitter (now “X”), an online social media company. Prior to joining Twitter, Mr. Schipper was the Chief Human Resources Officer at Groupon, a global e-commerce marketplace company, from June 2011 to January 2014, where he oversaw the HR and administrative organization globally and was integral in building the infrastructure to support its global expansion efforts. Mr. Schipper was the Chief Human Resources Officer at Cisco Systems, a digital communications technology company, from October 2006 to June 2011. He has held executive level human resources and administrative roles at Microsoft, a software company; DoubleClick, an internet advertising company; Pepsico, a food services company; Compaq, an information technology company; and Harris Corporation, an information technology services provider. Mr. Schipper holds an MBA from Michigan State University and a B.A. from Hope College. Mr. Schipper serves on the Board of Directors and as Chair of the Compensation Committee for 1stdibs.com, Inc. and as Director and member of the Compensation Committee for Open Education. Mr. Schipper’s extensive industry experience and his human resources expertise is a great combination to help our Board guide our strategy.	People and compensation

Scaling a business

Independent Chairperson of the Board EVP & Chief People Officer of Yext		Governance, risk and compliance

Age 63

Director Since 2014

DHI Committee(s):
Nominating and Corporate Governance

Class III Director
Term Expiring 2025

Proxy Statement	11

Continuing Directors
David Windley	Mr. Windley possesses specific attributes that qualify him to serve as a director, including his people and compensation expertise and as a member of the board of directors of other companies.
	David Windley has been a director since February 2019. Since March 2023, Mr. Windley has served as Executive Chairman of IQRecruit, a platform that automates candidate sourcing for recruiters and hiring teams. From September 2018 to October 2023, Mr. Windley served as CEO and President of IQTalent Partners, where he also served as President from 2014 to 2018; IQTalent Partners is a professional services firm focused on talent acquisition. Prior to IQTalent Partners, Mr. Windley served as Executive Vice President, Chief Human Resources Officer, for Fusion-io, Inc., a computer hardware and software systems company, from October 2013 to August 2014. From December 2006 to September 2012, Mr. Windley served as Executive Vice President, Chief Human Resources Officer, for Yahoo! Inc., an internet-related services company. Prior to Yahoo!, Mr. Windley served as General Manager, Human Resources, for Microsoft Corporation, a technology and software company, from December 2003 to December 2006 and as Vice President Human Resources, Business Units, for Intuit Inc., a financial software company, from December 2001 to December 2003. Mr. Windley held various positions with Silicon Graphics, Inc., a high-performance computer hardware and software company, from 1991 to 2001, culminating in Vice President, Human Resources. Mr. Windley also serves as the Chairperson of the DHI Human Capital and Compensation Committee, on the board of directors and as Chair of the Compensation Committee at Tennant Company, and on the board of directors of PowerToFly. In the past he has served as a board chair for the Society of Human Resources Management (SHRM), the largest membership organization for human resources professionals. Mr. Windley holds a Master’s of Business Administration degree from San Francisco State University and a bachelor’s of science degree from San Diego State University. Mr. Windley’s extensive human resources experience in a variety of industries provide him with intimate knowledge of the Company’s business, which helps our Board guide our strategy.	People and compensation

CEO experience
Independent Executive Chairman of IQRecruit		Technology and security infrastructure

Age 60

Director Since 2019		Governance, risk and compliance

DHI Committee(s):
Human Capital and Compensation Committee

Class III Director
Term Expiring 2025

Proxy Statement	12

Continuing Directors
Scipio “Max” Carnecchia	Mr. Carnecchia possesses specific attributes that qualify him to serve as a director, including his experience in the operational, sales and technology industries, his extensive professional experience as a CEO and as a member of the board of directors of other companies.
	Scipio “Max” Carnecchia has been a director since February 2019. Mr. Carnecchia has served as the Chief Executive Officer and as a director of Mitek Systems, Inc., a digital identity verification company, since November 2018. From October 2017 until July 2018, Mr. Carnecchia served as the Chief Executive Officer and board member of Illuminate Education, Inc., a market-leading Software as a Service education platform. Prior to Illuminate, Mr. Carnecchia was the President and Chief Executive Officer of Accelrys, Inc., a cloud software company, and also served on the Accelrys Board from 2009 until its acquisition in 2014. After the acquisition, Mr. Carnecchia continued to serve as Chief Executive Officer of that business, which was renamed BIOVIA. From 2001 to 2009, Mr. Carnecchia served as President of Interwoven, Inc., a content management software company, which was acquired by Autonomy Corporation plc in January 2009. Prior to joining Interwoven, Mr. Carnecchia served as Vice President of Global Sales of Xoriant Corporation, a software product development company, from April 2000 to January 2001 and as Vice President of Sales and Services of SmartDB Corporation, a provider of data integration toolkits for systems integrators and IT organizations, from September 1996 to February 2000. Mr. Carnecchia has demonstrated significant leadership skills in his CEO roles at Accelrys, BIOVIA and Illuminate Education, Inc. and as Vice President of Xoriant and SmartDB and brings more than two decades of high technology experience to his position on the Board. Mr. Carnecchia has served as a member of the boards of directors of Mitek Systems, Inc. since November 2018. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from The Stevens Institute of Technology. Mr. Carnecchia’s wealth of experience in the operational, sales, and technology industries, as well as his background as an operating executive and board member of publicly held companies, provide helpful and unique expertise to the Company.	CEO experience

Sales

Independent CEO and Director of Mitek Systems, Inc.		Technology and security infrastructure

Age 61

Director Since 2019		Finance

DHI Committee(s):
Audit Committee

Class III Director		Governance, risk and compliance
Term Expiring 2025

Proxy Statement	13

Continuing Directors
Art Zeile	Mr. Zeile possesses specific attributes that qualify him to serve as a director, including his knowledge and experience in the software industry and extensive professional experience as a CEO and as a member of the board of directors of other companies.
	Art Zeile has served as a director and as the President and Chief Executive Officer of the Company since April 2018. In 2008, Mr. Zeile co-founded HOSTING, a cloud computing services company, and served as its Chief Executive Officer from 2008 until 2016. At HOSTING, Mr. Zeile formulated a strategy for a rollup of cloud services companies in the U.S. and focused on managing security and compliance for mission critical web applications. Prior to HOSTING, Mr. Zeile served as CEO of QTC Management Inc., a healthcare technology company, from 2006 to 2007. Prior to that, Mr. Zeile co-founded Inflow Inc., a public data center company, and served as its CEO from 1997 until 2005. Mr. Zeile also previously served in the United States Air Force from 1986 until 1993. Since 2016, Mr. Zeile has served on the board of directors of National Bank Holdings Corporation, an NYSE listed company, and is a member of its Audit Committee and Nominating/Governance Committee and Chairperson of its Compensation Committee. He also served as Chairman of the board of directors of Element Critical from October 2019 through October 2023. Mr. Zeile earned a bachelor’s degree in Astronautical Engineering from the U.S. Air Force Academy and a master’s degree in public policy from Harvard University. Mr. Zeile was appointed to serve on the Board because his day-to-day leadership as our President and Chief Executive Officer provides him with intimate knowledge of the Company’s business, business strategy and its industry.	CEO experience

Sales

Technology and security infrastructure

Age 60

Director Since 2018

DHI Committee(s):		Governance, risk and compliance
None

Class I Director
Term Expiring 2026

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Continuing Directors
Elizabeth Salomon	Ms. Salomon possesses specific attributes that qualify her to serve as a director, including her financial expertise and professional experience serving in leadership positions at other companies.
	Elizabeth Salomon has been a Director since December 2020. Ms. Salomon has served as an Operating Advisor with Hg Capital, a global software private equity firm, since October 2022. In this role, Ms. Salomon works with Hg Capital portfolio companies leading finance transformation, supporting strategic imperatives, and delivering valuation creation. Since July 2023, she has served as a Director and Audit Committee chair for Sovos Compliance, a leading global provider of tax compliance software, and since October 2022 as a Director and Member of the Audit Committee for Litera, a leading provider of legal technology solutions. From 2017 to 2022, Ms. Salomon served as the Chief Financial Officer at Xactly, the leader in revenue intelligence solutions, where she oversaw finance, accounting, facilities and legal functions. From 2015 to 2017, Ms. Salomon served as Chief Financial Officer at Cherwell Software, a provider of IT management software, and led the company through an aggressive growth phase. From 2013 to 2014, she served as Chief Financial Officer at Marshall & Swift/Boeckh, a software, data and analytics company, and its holding company, Decision Insight Information Group, through their sale to CoreLogic. From 2009 to 2013, Ms. Salomon served as Chief Financial Officer at Ontario Systems (now Finvi), an enterprise software company providing solutions around revenue recovery and accounts receivable management. Previously, Ms. Salomon has held senior finance positions at ChoicePoint (now LexisNexis), an information services company, and Bank of America, a financial services firm. She was a senior manager in the audit practice of Ernst & Young. Ms. Salomon earned a bachelor's degree from the University of Florida and is a licensed CPA. Ms. Salomon also serves on the Board of Downtown Denver Partnership, an organization dedicated to building an economically powerful center city. Ms. Salomon's significant financial leadership experience, particularly with technology companies, her experience working across the business to drive company strategy and her experience with private equity backed companies provide helpful perspective to our board.	Finance
Investment
Independent Director of Litera
Independent Director of Litera		Scaling a business
Age 60

Director Since 2020

DHI Committee(s):
Audit Committee

Class I Director		Governance, risk and compliance
Term Expiring 2026

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Meetings and Committees

The Board met five times during fiscal 2023. Each director attended at least 75% of the aggregate of all the meetings of the Board and committees on which he or she served during the time that he or she served. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the stockholders of the Company and meetings of the Board and committees of which he or she is a member. We encourage, but do not require, our directors to attend the Annual Meeting of Stockholders. One director attended our 2023 Annual Meeting of Stockholders.

The following tables are summaries of our committee structure and members on each of our committees.

AUDIT COMMITTEE
The current members of our Audit Committee are Ms. Salomon, and Messrs. Carnecchia and Massaquoi. Our Board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations and applicable NYSE rules. Ms. Salomon and Messrs. Carnecchia and Massaquoi meet the independence and the experience requirements of the NYSE and the federal securities laws.

Our Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

Elizabeth Salomon
Chair

Our Audit Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and NYSE. A copy of the Audit Committee Charter is available on our investor website: http://www.dhigroupinc.com/investors/

Number of meetings held in 2023: 8
● appointing, compensating and overseeing the work of our independent auditors, including resolving disagreements between our management team and the independent registered public accounting firm regarding financial reporting and any other required communications described in applicable accounting standards, including critical audit matters;
● approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
● reviewing the qualifications and independence of the independent registered public accounting firm;
● reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
● reviewing the adequacy and effectiveness of our internal control over financial reporting;
● reviewing and discussing with our management team and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;
● reviewing and maintaining the related person transaction policy to ensure compliance with applicable law and that any proposed related person transactions are disclosed as required; and
● overseeing the implementation and performance of the internal audit function.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The current members of our Nominating and Corporate Governance Committee are Messrs. Schipper and Friedlich and Ms. Swann. Our Board has determined that each of the members of the Nominating and Corporate Governance Committee meets the independence and the experience requirements of the NYSE and the federal securities laws.

Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending corporate governance policies and nominees for election to our Board and its committees. Our Nominating and Corporate Governance Committee is responsible for, among other things:

● recommending desired qualifications for Board and committee membership and conducting searches for potential members of our Board;
Brian “Skip” Schipper
Chair

Our Nominating and Corporate Governance Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and NYSE. A copy of the Nominating and Corporate Governance Committee Charter is available on our investor website: http://www.dhigroupinc.com/investors/

Number of meetings held in 2023: 2
● developing and recommending to the Board corporate governance guidelines that are applicable to us;
● overseeing Board and management evaluations:
● working with the CEO to coordinate succession planning for key management positions at the Company, including the CEO position; and
● assessing the effectiveness of the Board’s diversity policy set forth in the Corporate Governance Guidelines annually.

HUMAN CAPITAL AND COMPENSATION COMMITTEE
The current members of our Human Capital and Compensation Committee are Messrs. Windley and Friedlich and Ms. Swann. Our Board has determined that each of the members of the Human Capital and Compensation Committee meet the independence and the experience requirements of the NYSE and the federal securities laws.

Our Human Capital and Compensation Committee oversees our compensation policies, plans and programs. Our Human Capital and Compensation Committee is responsible for, among other things:

● reviewing and approving the primary components of compensation for our CEO and other executive officers;
David Windley
Chair

Our Human Capital and Compensation Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and NYSE. A copy of the Human Capital and Compensation Committee Charter is available on our investor website: http://www.dhigroupinc.com/investors/

Number of meetings held in 2023: 5
● reviewing and approving compensation and corporate goals and objectives relevant to the compensation for our CEO and other executive officers;
● periodically evaluating the competitiveness of the compensation of our CEO and other executive officers and our overall compensation plans;
● evaluating and making recommendations regarding director compensation;
● administering our equity incentive plans for our employees and directors; and
● evaluate the effectiveness of human resources systems, programs and practices to ensure the Company can attract and retain key talent.

Pursuant to its charter, our Human Capital and Compensation Committee has delegated certain day-to-day administrative and ministerial functions to our executive officers under our equity incentive plans and our 401(k) plan. The Committee has not delegated the authority to approve equity awards.

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Director Independence

We have determined that Mses. Salomon and Swann, and Messrs. Schipper, Friedlich, Carnecchia, Windley, and Massaquoi are independent as such term is defined by the applicable rules and regulations of the NYSE for purposes of serving on our Board. Additionally, each of these directors meets the categorical standards for independence established by our Board, as set forth in our Corporate Governance Guidelines, which are posted on our website.

In determining director independence, the Board also reviewed and considered information about any transactions, relationships, and arrangements that do not require disclosure pursuant to Item 404(a) of Regulation S-K. In particular, the Board considered that in 2023, Mr. Windley became a director of PowerToFly Inc. (“PowerToFly”), a vendor that provides diversity, equity, inclusion, and bias training to DHI. During 2023, DHI paid PowerToFly approximately $145,000 for services rendered. DHI’s engagement with PowerToFly predates Mr. Windley’s appointment by PowerToFly as a director, the services were provided in the ordinary course of business and at arm’s length and Mr. Windley had no role in determining the services to be purchased by DHI. Pursuant to Instruction 6 to Item 404(a) of Regulation S-K, the transactions do not require disclosure under Item 404(a) of Regulation S-K because Mr. Windley’s interest in the transactions arises only from his position as a director of PowerToFly.

Board Leadership Structure

Mr. Zeile became President and Chief Executive Officer and a director of the Company in April 2018 and Mr. Schipper became Chairperson of the Board in May 2019. Our Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on circumstances from time to time. The Board has determined that having an independent director serve as Chairperson is in the best interest of the Company’s stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on strategic matters and the management of the Company’s day-to-day operations. The Board believes this split structure recognizes the time, effort, and energy the Chief Executive Officer is required to devote to the position, as well as the commitment required to serve as the Chairperson.

We also have independent Board members who bring experience, oversight and expertise from outside the Company and our industry. The Board meets as necessary in executive sessions of the non-management directors.

Audit Committee Report

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others;

•the Company’s compliance with legal and regulatory requirements;

•the Company’s independent registered public accounting firm’s qualifications and independence;

•the audit of the Company’s financial statements; and

•the performance of the Company’s internal audit function and independent registered public accounting firm, and such other matters as shall be mandated under applicable laws, rules and regulations as well as listing standards of the NYSE.

In carrying out these responsibilities, the Audit Committee, among other things:

•monitors preparation of quarterly and annual financial reports by the Company’s management;

•supervises the relationship between the Company and its independent registered public accounting firm, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit

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services; approving audit and non-audit services; and confirming the independence of the independent registered public accounting firm; and

•oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of the Company’s internal auditing program.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the Company’s independent registered public accounting firm, the Company’s internal auditor, and the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel.

The Audit Committee periodically reviews the performance of the Company’s independent registered public accounting firm to determine if the current firm should be retained.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm, is responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review this process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent registered public accounting firm.

As part of its oversight of the preparation of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2023. During fiscal 2023, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “Commission”). The Audit Committee also discussed with Deloitte matters relating to its independence, including a review of audit and non-audit fees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte that firm’s independence.

In addition, the Audit Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Commission.

The members of the Audit Committee submitting this report include:
Elizabeth Salomon (Chairperson)
Scipio (Max) Carnecchia
Joseph Massaquoi, Jr.

Corporate Governance Guidelines and Code of Conduct and Ethics

The Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, stock ownership by directors and

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compensation of directors, management succession and review, Board committees and selection of new directors. A copy of the Company’s Corporate Governance Guidelines is available under the Investors section of our website (http://dhigroupinc.com/investors) and in print to any stockholder who requests a copy from the Corporate Secretary.

The Company has also adopted a Code of Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. A copy of the Company’s Code of Conduct and Ethics is available under the Investors section of our website (http://dhigroupinc.com/investors) and in print to any stockholder who requests a copy from the Corporate Secretary. If the Company amends or waives the Code of Conduct and Ethics with respect to the directors, Chief Executive Officer, Chief Financial Officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.
Risk Management

The Board as a whole has responsibility for risk oversight. The committees of the Board play a key role in this oversight responsibility, as discussed below. The Board regularly reviews information presented by management regarding the Company’s business and operational risks, including relating to security, privacy, credit and liquidity.

Committee	Area of Focused Risk Oversight
Audit Committee
•reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage such exposures;
•reviews and discusses at least annually the Company’s Code of Conduct and Ethics and procedures in place to enforce the Code of Conduct and Ethics and, if there were any amendment or waiver requests relating to the Company’s Code of Conduct and Ethics for the chief executive officer or senior financial officers, would review and make a determination on such requests;
•reviews and discusses at least quarterly the Company’s cybersecurity program, which is the responsibility of the Company’s Chief Technology Officer; and
•reviews related party transactions and potential conflicts of interest related thereto.

Human Capital and Compensation Committee	•reviews the Company’s overall compensation program and its effectiveness at linking executive pay to performance and aligning the interests of our executives and our stockholders.
Nominating and Corporate Governance Committee	•manages risks associated with director independence.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Compensation Risks

The Human Capital and Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including our executive officers, as they relate to risk management practices and risk-taking incentives and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company. The Human Capital and Compensation Committee considers that our compensation programs incorporate several features which promote the creation of long-term value and reduce the likelihood of excessive risk-taking by our employees. These features include: (i) a balanced mix of cash and equity, annual and longer-term incentives, and types of performance metrics, (ii) the ability of the Human Capital and Compensation Committee to exercise discretion to adjust incentive program payouts, (iii) performance targets for incentive compensation that include both objective Company performance targets (such as revenue and Adjusted EBITDA Margin targets) and individual performance goals, (iv) time-based vesting of equity awards that encourages long-term retention, (v) the Company’s clawback policies, (vi) a bonus plan for the majority of non-executive employees that is capped at an amount equal to a small percentage of each employee’s annual base salary, and (vii) internal controls on commissions paid to employees in the sales division.

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It is also our policy that the Human Capital and Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Since January 1, 2023, there have been no related person transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any current related person had or will have a direct or indirect material interest.

Policy on Transactions with Related Persons

The Company has adopted a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for the implementation and compliance with this Policy.

For the purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship which has been reviewed and approved by our Board of Directors or Human Capital and Compensation Committee.

Our Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may only approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
Our Policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will also make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The table below sets forth, as of March 12, 2024, information with respect to the beneficial ownership of our common stock by:

•each of our current directors or nominees and each of the named executive officers named in the Summary Compensation Table under “Executive Compensation”;
•each person or group of affiliated persons who is known to be the beneficial owner of more than 5% of our outstanding common stock; and
•all of our current directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the Commission governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. In computing a person’s percentage ownership of common stock, shares of common stock subject to PSUs held

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by that person that are scheduled to vest and settle within 60 days after March 12, 2024, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person. All unvested time-based restricted stock awards are included in each person’s beneficial ownership as these persons are entitled to voting rights upon issuance of the restricted stock awards as well as in the total number of shares of common stock outstanding and the percentage of outstanding common stock beneficially owned calculation. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Percentage of outstanding common stock beneficially owned below is based on 48,028,682 shares of our common stock outstanding on March 12, 2024.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owners	Shares of Common Stock	Unvested Restricted Stock	Total Number of Shares of Common Stock	Percentage of Outstanding Common Stock
5% Stockholders
Dimensional Fund Advisors LP(1)	3,718,283	—	3,718,283	7.7%
Blackrock, Inc.(2)	3,135,701	—	3,135,701	6.5%
Nantahala Capital Management, LLC(3)	2,639,687	—	2,639,687	5.5%
The Vanguard Group(4)	2,612,271	—	2,612,271	5.4%

Directors, Director Nominees and Named Executive Officers
Art Zeile(5)	2,214,194	766,892	2,981,086	6.2%
Raime Leeby(5)	—	140,000	140,000	*
Arie Kanosfky(5)	223,661	202,829	426,490	*
Paul Farnsworth(5)	333,188	202,829	536,017	*
Pamela Bilash(5)	379,610	158,632	538,242	*
Kevin Bostick(6)	203,995	—	203,995	*
Chris Henderson(7)	593,574	—	593,574	*
Brian “Skip” Schipper(5)	277,563	29,333	306,896	*
Scipio “Max” Carnecchia(5)	258,340	29,333	287,673	*
Jim Friedlich(5)	266,563	29,333	295,896	*
David Windley(5)	141,633	29,333	170,966	*
Elizabeth Salomon(5)	74,663	29,333	103,996	*
Kathleen Swann(5)	66,336	29,333	95,669	*
Joseph Massaquoi, Jr.(5)	—	25,046	25,046	*
All current directors, executive officers, and NEOs as a group (16 persons)	5,262,678	1,889,586	7,152,264	14.9%

*	1% or less
(1)Based solely on a Schedule 13G/A filed with the Commission on February 9, 2024. Dimensional Fund Advisors LP (“Dimensional”) has sole voting power over 3,662,791 shares of the common stock and dispositive power over 3,718,283 shares of the common stock. The business address for Dimensional is 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trust and separate accounts (“Funds”). All securities reported in Dimensional’s Schedule 13G/A schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(2)Based solely on a Schedule 13G/A filed with the Commission on January 26, 2024. BlackRock, Inc. has sole voting power over 3,085,308 shares of common stock and dispositive power over 3,135,701 shares of common stock. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)Based solely on a Schedule 13G/A filed with the Commission on February 14, 2024. Nantahala Capital Management, LLC on behalf of itself, Wilmot B. Harkey and Daniel Mack (collectively, “Nantahala”) has shared voting and dispositive power over 2,639,687 shares of common stock. The business address for Nantahala is 130 Main St 2nd Floor, New Canaan, CT 06840.
(4)Based solely on a Schedule 13G/A filed with the Commission on February 13, 2024. The Vanguard Group has shared voting power over 19,622 shares of common stock, sole dispositive power over 2,576,031 shares of common stock and share dispositive power over 36,240 shares of common stock. The business address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
(5)Such person’s business address is c/o DHI Group, Inc., 6465 South Greenwood Plaza, Suite 400, Centennial, Colorado 80111.
(6)Mr. Bostick served as our Chief Financial Officer through September 1, 2023 (the “Bostick Separation Date”). The information reflected in the table above is as of February 3, 2023, based on Mr. Bostick’s most recent Form 4, filed with the Commission on February 6, 2023, as updated for the fact that, pursuant to the General Release, dated as of August 10, 2023, between the Company and Mr. Bostick, on the Bostick Separation Date, all of Mr.

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Bostick’s unvested equity awards that remained unvested as of the Bostick Separation Date were forfeited and cancelled at such time, which is reflected in the table above.
(7)Mr. Henderson served as our Chief Operating Officer through July 31, 2023 (the “Henderson Separation Date”). The information reflected in the table above is as of February 3, 2023, based on Mr. Henderson’s most recent Form 4, filed with the Commission on February 6, 2023, as updated for the fact that, pursuant to the General Release, dated as of May 17, 2023, between the Company and Mr. Henderson, on the Henderson Separation Date, an aggregate of 219,918 shares of unvested restricted stock and PSUs were accelerated and became fully vested, which is reflected in the table above.

Equity Compensation Plan Information Table
The following table sets forth information required by this item as of December 31, 2023 regarding compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders(2)	1,616,962	$—	4,092,909
Equity compensation plans not approved by security holders	—	—	—
Total	1,616,962	$—	4,092,909
(1)Represents PSUs (shown at the actual performance level). Does not include 2,333,436 shares of unvested restricted stock, as they have been reflected in our total shares outstanding as of December 31. 2023.
(2)Includes the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as amended and restated, and the 2012 Omnibus Equity Award Plan, as amended and restated on March 11, 2020 and, for column (c), the Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

Under the Company’s Corporate Governance Guidelines, non-employee director compensation is determined by the Human Capital and Compensation Committee in accordance with the policies and principles set forth in its charter. Directors who are also employees of the Company receive no additional compensation for service as a director.

The Human Capital and Compensation Committee periodically reviews market director compensation levels using data from a peer group approved by the Human Capital and Compensation Committee. The competitive report and analysis are developed by Compensia, the Human Capital and Compensation Committee’s independent compensation consultant. Changes to director compensation levels or program structure are presented to the full Board for approval. While the program is not targeted to any specific market percentile or position, the overall philosophy is to ensure that overall compensation levels are competitive and appropriate while considering market practices, desired alignment with shareholders, relative Board cost compared to peers, mix of equity versus cash, and the Human Capital and Compensation Committee’s view of the Board’s performance. No changes to director compensation were approved for 2023.

The following table shows the fiscal year 2023 cash and equity compensation for our non-employee directors. Cash compensation is paid quarterly in arrears and equity compensation is granted annually.

	Cash Compensation				Equity
	Annual Fee	AC	CC	N&CG	Compensation(1)
Service Fees	$35,000
Chairperson	$35,000	$20,000	$10,000	$7,500
Committee Member		$7,500	$5,000	$2,500
Non-employee Director					$110,000
(1)Represents target equity compensation and is awarded as restricted stock. Actual award value may differ based on the actual grant date fair value. See Notes 2 and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions made in determining these values.

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AC – Audit Committee
CC – Human Capital and Compensation Committee
N&CG – Nominating and Corporate Governance Committee
Non-employee Director - Non-employee Member of the Board of Directors of DHI Group, Inc.

As noted in the chart above, non-employee directors also received an annual restricted stock grant with a target value of $110,000, or 29,333 shares, in May 2023 for their service on the Board, which vests in full twelve months after issuance, subject to continuous service on the Board.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal year 2023. Mr. Zeile did not receive additional compensation for his service as a director.

Director Compensation Table or Fiscal Year 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brian (Skip) Schipper(2)	77,500	107,652	185,152
Jim Friedlich(2)	42,500	107,652	150,152
Scipio “Max” Carnecchia(2)	42,500	107,652	150,152
David Windley(2)	45,000	107,652	152,652
Elizabeth Salomon(2)	55,000	107,652	162,652
Kathleen Swann(2)	44,375	107,652	152,027
Joseph Massaquoi, Jr.(3)	21,250	91,668	112,918
Jennifer Deason(4)	14,167	—	14,167
(1) Represents the aggregate grant date fair value of restricted stock granted during the year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. See Notes 2 and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions made in determining these values.
(2) On December 31, 2023, this non-employee director held 29,333 shares of unvested restricted stock.
(3) Mr. Massaquoi was appointed as a member of the Board on July 26, 2023. The amounts reflected above are prorated for his service in 2023. On December 31, 2023, Mr. Massaquoi held 25,046 shares of unvested restricted stock.
(4) Ms. Deason served on the Board until April 26, 2023. The amounts reflected above are prorated for her service during 2023.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information relating to the Company’s executive officers as of March 15, 2024.

Name	Age	Position
Art Zeile	60	President and Chief Executive Officer
Raime Leeby	46	Chief Financial Officer
Paul Farnsworth	52	Chief Technology Officer
Amy Heidersbach	55	Chief Marketing Officer
Arie Kanofsky	55	Chief Revenue Officer
Pamela Bilash	65	Chief Human Resources Officer
Evan Lesser	53	President of ClearanceJobs

Art Zeile Mr. Zeile’s biographical information is disclosed above under “Continuing Directors.”

Raime Leeby has served as Chief Financial Officer since joining the Company in December 2023. Prior to joining DHI, from November 2021 until November 2023, Ms. Leeby served as Chief Strategy Officer and interim CFO at US Med-Equip, a company that provides medical equipment and solutions to hospitals across the nation. Previously, Ms. Leeby operated Pelican Ventures, a consulting and advisory business, from April 2020 to November 2021. From October 2017 to April 2020, Ms. Leeby served as CFO and VP of Strategic Accounts at biotech company AlloSource, where she was responsible for finance, accounting, information technology, and strategic account sales. Ms. Leeby serves on the board of advisors for SparkFun Electronics and holds a BSFS in international economics from Georgetown University.

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Paul Farnsworth has served as the Chief Technology Officer since joining the Company in February 2019, overseeing both the technology and product organizations at DHI. Prior to joining DHI, Mr. Farnsworth served as Chief Technology Officer at Reed Group, a management services and software company, from January 2016 to November 2018, where he was responsible for all aspects of technology delivery and support including: product software delivery, end user environment support, hosting, vendor strategy, client professional services, and enterprise program management. Prior to Reed Group, he was the Senior Vice President of Information at Level 3 Communications, a telecommunications technology company, where he led the IT Solutions Delivery Group. Earlier in his career he held technology leadership roles of increasing responsibility at Qwest Corporation, a telecommunications carrier, prior to its acquisition by CenturyLink. He has served as the Board Technology Advisor at SafeHarbor Technology Corporation and held board appointments at various startup and growth companies, advising on technology best practices and future roadmaps.

Amy Heidersbach has served as the Chief Marketing Officer since joining the Company in June 2023. Prior to joining DHI, Ms. Heidersbach served as Chief Marketing Officer at Persado, a high-growth generative artificial intelligence business, from December 2020 to March 2022. Previously, from June 2019 until November 2020, Ms. Heidersbach served as Global Chief Marketing & Community Officer at Alteryx, a software company whose products are used to make advanced analytics automation accessible to data workers. From March 2018 to June 2019, Ms. Heidersbach served as Chief Marketing Officer & GM of eCommerce & Partnerships at CareerBuilder, an employment services website. Ms. Heidersbach has also served as a director on the board of Junior Achievement-Rocky Mountain, Inc. since September 2023. Ms. Heidersbach holds a B.S. in Advertising and English from The University of Kansas.

Arie Kanofsky has served as the Chief Revenue Officer since joining the Company in October 2019. Mr. Kanofsky is responsible for driving growth and scaling sales opportunities for DHI's brands globally. Prior to joining DHI, Mr. Kanofsky was the VP of Growth and Head of Sales for Smartlinx Solutions, a workforce management software company, from March 2018 to October 2019. Previously, from March 2015 to November 2017, he was the Chief Sales Officer at Sterling Talent Solutions, a leading global provider of background and identity services. Earlier in his career, Mr. Kanofsky was the Director of Sales for JobFox, a career services company, and was also the co-founder and executive vice president of JobExpo.com (formerly CareerFairsUSA prior to its merger with JobExpo.com), a job fair company. Mr. Kanofsky holds a B.A. in Communication from the University of Tampa.

Pamela Bilash has served as the Chief Human Resources Officer since joining the Company in January 2014 through its acquisition of onTargetjobs, a career services company, where she had led the Human Resources team as Executive Vice President since 2009. Ms. Bilash brings the Company more than 35 years' experience in talent management within the information industry. Prior to joining onTargetjobs, Ms. Bilash worked for Thomson Reuters, a media and information congolmerate, in roles of increasing responsibility, culminating as Senior Vice President of Human Resources for the healthcare group and serving on their Human Resources leadership team, in addition to her executive duties. Ms. Bilash is a graduate of the University of Hartford.

Evan Lesser has served as the President of ClearanceJobs since he founded the brand in July of 2002. Mr. Lesser continued to serve in the capacity of President of ClearanceJobs since its acquisition by DHI in September 2004. In addition to serving as the President of ClearanceJobs, Mr. Lesser acts as the executive sponsor for DHI’s Advanced Research Projects Team, the exploratory research arm of the Company. Mr. Lesser helps in setting ClearanceJobs’ strategy, leading the marketing, product, and editorial teams while providing input in all facets of the brand’s activities. Prior to founding ClearanceJobs, Mr. Lesser managed technical projects with CACI for the U.S. Navy’s Science and Technology directorate at the Pentagon and for the Joint Technology Panel on Electronic Warfare. Mr. Lesser holds a degree in Philosophy from the University of Georgia.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section we describe the material elements of our executive compensation programs and policies and discuss the principles and objectives of our decisions with respect to 2023 compensation for our named executive officers (“NEOs”). We also provide an overview of our executive compensation philosophy and explain how the Human Capital and Compensation Committee of our Board (the “Compensation Committee” or “Human Capital and Compensation Committee” within this section) arrived at its specific compensation decisions for our NEOs in 2023.

In fiscal year 2023, our NEOs were:

Name	Title
Art Zeile	President & Chief Executive Officer
Raime Leeby(1)	Chief Financial Officer
Kevin Bostick(2)	Former Chief Financial Officer
Arie Kanofsky	Chief Revenue Officer
Chris Henderson(3)	Former Chief Operating Officer
Paul Farnsworth	Chief Technology Officer
Pamela Bilash	Chief Human Resources Officer
(1)Ms. Leeby became Chief Financial Officer effective December 4, 2023.
(2)Mr. Bostick served as our Chief Financial Officer through September 1, 2023.
(3)Mr. Henderson served as our Chief Operating Officer through July 31, 2023.

Executive Summary of Our 2023 Executive Compensation Program

Compensation Highlights

Strong Pay for Performance Culture. Our incentive program payouts are tied closely to Company performance. Our annual bonus is based entirely on rigorous objective performance metrics, and fifty percent of our CEO’s long-term incentives are awarded as PSUs.

Metrics That Drive Strategic Execution. Our primary goals in 2023 were to drive profitable Bookings(1) for our commissions plan and revenue growth. Our use of revenue and Adjusted EBITDA Margin(1) for our bonus plan and our use of Bookings(1) for our commissions plan and our long-term incentive plan reward our NEOs for advancing these goals.

Compensation That Motivates and Aligns Executives and Stockholders. In reviewing NEOs’ compensation packages, the Compensation Committee takes care to balance the need to provide competitive compensation that motivates our team while aligning pay outcomes with long-term stockholder value creation.

Pay Mix Emphasizes Performance. Base salary constitutes the smallest component of NEOs’ compensation. In 2023, 84% of our CEO’s compensation was variable based on performance outcomes; for other NEOs, on average 77% of compensation was variable.

(1) See Appendix A to this Proxy Statement for the definitions of Bookings, Adjusted EBITDA and Adjusted EBITDA Margin and a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to the nearest GAAP financial measure.

2023 Performance and Total Direct Compensation Snapshot

In a challenging macro-economic environment, the Company finished the full year with total revenue growth while increasing its Adjusted EBITDA $5.3 million and its Adjusted EBITDA Margin(1) to 24% during 2023, including:

•Revenue for the year ended December 31, 2023 was $151.9 million compared to $149.7 million for the same period in 2022 representing growth of $2.2 million, or 1%.
•Bookings(1) for the year ended December 31, 2023 was $153.2 million compared to $160.2 million for the same period in 2022 representing a decrease of $7.1 million, or 4%.
•Net income for the year ended December 31, 2023 was $3.5 million, a margin of 2% compared to $4.2 million, a margin of 3%, in the prior year period.
•Adjusted EBITDA(1) for the year ended December 31, 2023 was $36.3 million compared to $31.0 million in the prior year period and Adjusted EBITDA Margin(1) for the year ended December 31, 2023 was 24% compared to 21% in the same period of the prior year.

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	2023	2022	Change %
	($ in thousands)
Revenues	$151,878	$149,680	1%
Net income	$3,491	$4,176	(16)%
Net loss margin	2%	3%	N/M

Adjusted EBITDA[1]	$36,254	$30,950	17%
Adjusted EBITDA Margin[1]	24%	21%	N/M
(1) See Appendix A to this Proxy Statement for the definition of Adjusted EBITDA and Adjusted EBITDA Margin and a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to the nearest GAAP financial measure.

Consistent with our performance, our annual cash bonus paid out at 90.3% of target, our commissions plan for Mr. Kanofsky paid out at 86.7% of target, and the PSUs granted in 2023 were earned at 66.5%. The graphs below illustrate the amounts and mix of pay delivered to our NEOs for performance in 2023.

2023 NEOs Total Direct Compensation at a Glance
(in thousands)
(1) Ms. Leeby was appointed Chief Financial Officer effective December 4, 2023. The calculation of her 2023 Actual Paid Salary reflects one month of employment.
(2) Mr. Bostick served as our Chief Financial Officer through September 1, 2023. Pursuant to the terms of his separation from the Company, all of Mr. Bostick’s 2023 Long-Term Incentive Awards were forfeited and cancelled at such time.
(3) Mr. Henderson served as our Chief Operating Officer through July 31, 2023. Pursuant to the terms of his separation from the Company, a majority of Mr. Henderson’s 2023 Long-Term Incentive Awards were forfeited and cancelled at such time.

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Consideration of Stockholder Views

At our 2023 annual meeting, our compensation program for our NEOs was approved by the holders of approximately 99% of votes cast at the meeting. Thus, the Compensation Committee believes that the results of this “say-on-pay” vote supports its view that the executive compensation program is appropriate, and accordingly determined not to make any changes to the overall design of the program as a result of the most recent say-on-pay vote.

What We Do	What We Don’t Do
Maintain Complete Independence. All Compensation Committee members are independent and review our compensation philosophy and practices on an ongoing basis.
No New Excise Tax “gross-ups.” We have a policy under which tax gross-up provisions are not included in employment agreements with new employees or added to existing employment agreements with current employees that do not already contain a tax gross-up provision.

Clear Target and Maximum Awards. We have established explicit threshold, target and maximum awards under our annual and long-term incentive programs, other than the commissions plan for Mr. Kanofsky.	Outsized Perquisites. We limit perquisites to items that serve a reasonable business purpose, and generally do not provide other special benefits to our NEOs.
Limited Discretion. The Compensation Committee has limited discretion to increase or decrease an NEO’s variable compensation based on individual and/or Company performance.	Loans. We do not make loans to executive officers of the Company.
Establish Rigorous Goals. 2023 targets under our annual and long-term awards were set above prior year target and actual performance.
Employee Hedging or Pledging. We do not allow our directors, officers or employees or their related parties to purchase the stock of the Company on margin, enter into short sales or buy or sell derivatives in respect of securities of the Company.

Pay for Performance. A substantial majority of our NEOs’ compensation is variable and contingent upon the achievement of objective corporate performance goals, as well as other objective measures of success.
Dividends Pre-vesting. We do not pay cash dividends on unearned and unvested equity awards held by NEOs or any other equity award holders.

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Attentive to Stockholder Advisory Votes and Views. Our Compensation Committee considers the voting results of our advisory vote on executive compensation at each annual meeting and also separately seeks to engage our stockholders on corporate governance matters.

No Repricing. Our equity plans do not allow repricing of stock option or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

Closely Monitor Risks. We annually assess risks associated with our compensation program to determine that the risks associated with our compensation policies and practices do not encourage excessive risk-taking.
No Evergreen Provisions. We do not include evergreen provisions in our equity plans.

Clawback Policies. We have clawback policies in which the Company may, under certain circumstances as specified in the policy, seek reimbursement of annual or performance-based compensation awards made to covered officers.

Independent Compensation Consultant. We retain an independent compensation consultant, Compensia, as an advisor to provide market research and analysis, advice and guidance on executive compensation.
Active Stockholder Engagement on Compensation. In addition to an annual “Say-on-Pay” advisory vote, we periodically engage with stockholders to discuss our incentive compensation plans.
Stock Ownership Guidelines. We require our directors and executive officers to hold shares of Company stock pursuant to our equity ownership guidelines.

Compensation Philosophy and Objectives

Our compensation philosophy and practices are integral to our objective of being an employer of choice, with competitive pay and benefits. We operate with a pay-for-performance philosophy. Because senior executives have the ability to directly influence our overall performance, a significant portion of their target compensation is variable at-risk pay tied to financial performance, corporate objectives and stock price performance in the form of annual cash and long-term equity incentive awards.

We aim to establish compensation plans that align the performance of our NEOs with our business plan and strategic objectives and promote the interests of stockholders by focusing management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability.

Finally, it is a key objective to ensure that compensation provided to NEOs remains reasonable and responsible, yet competitive, relative to the compensation paid to similarly situated executives at comparable companies. It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, our executive compensation programs are intended to be consistent with our focus on controlling costs.

Incentive Compensation Programs

We use an annual Senior Bonus Plan, a Commissions Plan and Sales Achievement Bonus for Mr. Kanofsky, and a Long-Term Equity Incentive Program (“LTIP”) to create a strong link between NEOs’ incentive compensation opportunities and our organizational goals and objectives. The Compensation Committee reviews the overall design and specific metrics of each program annually to validate that they drive strategic execution, align with value creation for stockholders and are understood by all senior leaders that participate in the programs.

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Senior Bonus Plan. Our Senior Bonus Plan is designed to reward NEOs and other senior executives for financial performance in line with our short-term objectives. For 2023, the Compensation Committee utilized two financial metrics: a revenue target that determines 50% award funding, and an Adjusted EBITDA Margin target, which determines 50% award funding.
Commissions Plan. Our Commissions Plan is designed to reward Arie Kanofsky, Chief Revenue Officer, for the creation of incremental revenue for the Company. Similar to our Long-Term Equity Incentive Program discussed below, the Commissions Plan directly ties compensation for Mr. Kanofsky to our Bookings achievement which correlates to our long-term value creation potential.

Sales Achievement Bonus. The compensation plan for Mr. Kanofsky also includes a Sales Achievement Bonus of $200,000 that is tied to the 2023 Bookings and renewal rate performance of one of the Company’s brands, Dice. The Sales Achievement Bonus is designed to reward Mr. Kanofsky for reaching the Dice Bookings target and the retention of customers; tying Mr. Kanofsky’s compensation to these two metrics, each of which drives revenue growth and correlates to our long-term value creation potential.

Long-Term Equity Incentive Program. Our LTIP consists of a combination of PSUs and restricted stock, which the Compensation Committee selected for their strong retentive impact and linkage to stockholder experience. This structure directly ties compensation to growth in our Bookings for the PSUs, which in turn correlates to our long-term value creation potential, while restricted stock rewards executives in line with increases in the market value of our stock.

How We Establish Executive Compensation Levels

The Compensation Committee regularly reviews our executive compensation program to:

•evaluate the performance of our NEOs;
•determine annual, performance-based cash bonuses for our NEOs under our Senior Bonus Plan for the prior fiscal year;
•establish the individual and corporate performance objectives for each NEO for the current fiscal year;
•set base salaries for our NEOs for the next fiscal year;
•determine the portion of total compensation that will be contingent, performance-based pay; and
•consider and approve any grants of equity incentive compensation.

Our Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Our Compensation Committee engages in an active dialogue with our CEO concerning strategic objectives and performance targets.

Our Compensation Committee, in consultation with our independent compensation consultant, Compensia, establishes, together with the performance objectives, targeted annual cash compensation levels (and maximum achievable compensation) for each NEO by determining each NEO’s base salary and amount of cash bonus compensation contingent upon achievement of performance targets. In preparing the target amounts, the size of one individual element of compensation does, in some respects, affect the Compensation Committee’s determination of what the targeted amount of other components of compensation should be. For example, each executive’s base salary is used as a basis for calculating a target contribution percentage for purposes of establishing the bonus plan. As a general proposition, the Compensation Committee attempts to determine the overall best mix of fixed and variable compensation for each NEO. In making this determination, the Compensation Committee is guided by the compensation philosophy described above. The Compensation Committee, in consultation with our compensation consultant, Compensia, also considers historical compensation levels, the relative compensation levels among our senior executive officers, the competitive pay practices at our peer companies (as described in more detail below) and the competitive pay practices at other companies using third-party compensation studies and surveys performed by independent organizations. We use these third-party compensation studies as a basis for comparing and setting individual elements of, as well as total, executive compensation for the NEOs because they provide compensation information for companies in our industry and also provide comprehensive compensation information not obtainable from public sources. The Compensation Committee also considers industry conditions, corporate performance versus a peer group of companies established taking into consideration the advice of its independent compensation consultant, Compensia, and the overall effectiveness of our compensation program in achieving desired performance levels.

Peer Selection Process. The peer group of companies was selected on the basis of their similarity to the Company in size (as determined by revenue, market capitalization, net income and number of employees), business focus, business strategy, growth trajectory and industry. The Compensation Committee reviews the peer group of companies at least annually and makes

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adjustments to its composition, taking into account changes in both the Company’s business and the businesses of the core peer companies. The companies included in this group may change from year to year depending on various factors, including the acquisition of a referenced company or the identification of other companies that offer more valuable comparative information.

The Compensation Committee, taking into account the advice of Compensia, identified the following peer group of companies for 2023 based on size and business focus for comparison purposes in determining compensation:

Our 2023 Peer Companies
American Software	Mastech Digital
Asure Software	PFSweb
Benefitfocus	Porch Group
Brightcove	ShotSpotter
BTRS Holdings	Smith Micro Software
ChannelAdvisor	Syncrhonoss Technologies
CoreCard	The Arena Group
Edgio	TrueCar
eGain	Veritone
Information Services Group	Weave Communications

Changes to the peer group from 2022 to 2023 were due to three existing peer companies having been acquired or undergoing acquisition (Net Element, ServiceSource International and Zix), and six that were removed due to market capitalization that no longer met our selection criteria (American Virtual Cloud Technologies, Inuvo, Kaspien Holdings, Marchex, RealNetworks and Travelzoo). After a review of the financials of the remaining 2022 peer group, additional companies were ultimately added to the 2023 peer group (American Software, BTRS Holdings, Brightcove, ChannelAdvisor, CoreCard, Porch Group, ShotSpotter, TrueCar, Veritone and Weave Communications). The process of selecting these additional companies included a review of the financial comparability (primarily revenue and market cap), as well as headcount, growth, and business focus.
Internal Pay Equity. We believe that internal pay equity is an important factor to be considered in establishing compensation for our NEOs. The Compensation Committee has not established a policy regarding the ratio of total compensation of the CEO to that of the other officers, but it does review compensation levels to ensure that appropriate pay equity exists, which is determined in the Compensation Committee’s discretion based on our Compensation Committee members’ experience with, and knowledge of, other companies’ practices and the relative performance and criticality of our executives. The Compensation Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future if we deem such a policy to be appropriate.

Determination of Total Compensation. It is a key objective to ensure that compensation provided to NEOs remains reasonable and responsible yet competitive relative to the compensation paid to similarly situated executives at comparable companies. It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, our executive compensation programs are intended to be consistent with our focus on controlling costs.

In addition to rewarding corporate and individual performance, our compensation program is designed to reward the level of responsibility of, and the position undertaken by, each NEO. Total compensation should generally increase with position and responsibility. As a result, total compensation is higher for individuals with greater responsibility and ability to influence our achievement of targeted results and strategic initiatives. Additionally, as position and responsibility increase, a greater portion of the NEO’s total compensation is performance-based pay contingent on the achievement of performance-based objectives. In the same way, equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Determination of New Executive Compensation. When hiring an NEO, the Compensation Committee takes into consideration several factors, including: (i) peer market data, as provided by Compensia, (ii) level of responsibility and influence of NEO, and (iii) internal pay equity. In order to attract and retain talented NEOs, we must ensure that overall compensation is competitive while also consistent with our focus on controlling costs.

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Ms. Leeby’s new hire compensation package is consistent with our approach to determining executive compensation levels. Her compensation consists of three components: (i) base salary, (ii) annual bonus tied to Company performance measures, and (iii) long-term equity incentives in the form of restricted stock and PSUs. For 2023 only, Ms. Leeby’s annual bonus target was prorated based on ten months of compensation to offset a bonus that Ms. Leeby would have received in early 2024 from her previous employer and our desire for her to join the Company in December 2023.

Benchmarking

The Compensation Committee does not believe that it is appropriate to establish compensation levels primarily based on benchmarking. While we recognize that our compensation practices must be competitive in the marketplace, such marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. When the Compensation Committee determines whether an NEO should receive an increase in salary, the Compensation Committee sometimes reviews independent compensation studies in order to compare the compensation received by comparable executives in similar-sized companies to ensure that the compensation we award is competitive in the marketplace. Compensia, our compensation consultant, conducted a comprehensive review of our compensation programs for executive officers in 2022 to assist in establishing the 2023 executive compensation program. The purpose of these reviews was to assess the design and competitive positioning of our compensation programs and to make recommendations for change, if appropriate, to be implemented as part of our compensation program going forward. For 2023, the Compensation Committee took into account the compensation consultant’s analysis to evaluate and determine the compensation for our NEOs.

Management’s Role in the Compensation-Setting Process

Our CEO plays a significant role in the compensation-setting process. Our CEO evaluates the individual performance of each other NEO, recommends business performance targets and objectives for the other NEOs and recommends base salary, bonus levels and stock awards for other executive officers. All recommendations of our CEO are subject to Compensation Committee modification and approval. The Human Capital and Compensation Committee discusses the recommendations with our CEO and then makes its decisions in its sole discretion. The Human Capital and Committee alone assesses our CEO’s performance, discusses his compensation, performance targets and objectives, and determines his compensation.

Our CEO helps the Human Capital and Compensation Committee set its agenda for meetings and participates in committee meetings at the Human Capital and Compensation Committee’s request. Other NEOs also prepare information for each Human Capital and Compensation Committee meeting and participate as requested.
Role of Compensation Consultant
In 2023, the Human Capital and Committee retained Compensia as its independent compensation advisor. Compensia possesses special expertise and extensive experience in our industry and has no business other than advising boards and management teams on executive compensation issues. The Compensation Committee considered these, and other factors required by the Commission and NYSE, in selecting Compensia.

In 2023, Compensia worked in collaboration with the Company’s management at the Compensation Committee’s direction to review management’s recommendations to the Compensation Committee and to provide information and guidance to management on the Compensation Committee’s behalf. As the Compensation Committee’s consultant, Compensia provided input directly to the Compensation Committee and attended portions of the Compensation Committee’s meetings, including its executive sessions at which management was not present, as required by the Compensation Committee, and in order to support the Compensation Committee’s independent decision-making.

Compensia does not provide any services to management. Prior to engaging Compensia, the Compensation Committee considered their independence in accordance with the terms of the Compensation Committee Charter and NYSE rules. The Compensation Committee determined that Compensia is independent and did not identify any conflicts of interest.

Elements of Executive Compensation

The four primary elements of our executive compensation programs are: (1) base salary, (2) annual performance-based cash bonus, (3) annual performance-based cash commission and sales achievement bonus (for Mr. Kanofsky), and (4) long-term equity incentives. In determining the level of pay for each component, the Compensation Committee holistically considers the other components of executive compensation and the mix of performance pay to total compensation.

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Compensation Element	What the Element Rewards	Purpose and Key Features
Base Salary	Qualifications, experience and industry knowledge, quality and effectiveness of leadership, scope of responsibilities, individual goals and objectives and past performance.	Provides competitive level of fixed compensation, with actual salaries determined based on the facts and circumstances of each NEO and competitive market practices. Reviewed annually with adjustments, if any, implemented effective as of January. In considering the elements of base salary rewards, the Compensation Committee does not apply any specific weighting to each element.

Annual Performance-Senior Bonus Plan (Cash)	Achievement of specified performance objectives with a short-term (generally annual) time horizon. Performance levels are established to incentivize our management to achieve or exceed corporate performance objectives. Compensation Committee maintains flexibility to make additional discretionary awards based on individual performance, although it infrequently utilizes this discretion and did not do so for 2023.
Motivate participants to meet or exceed corporate financial performance objectives during the year, reviewed and approved by the Compensation Committee.

For 2023, performance is measured based on revenue (weighted 50%) and Adjusted EBITDA Margin (weighted 50%). The Compensation Committee selected these measures because both are critical in assessing the success of our business performance. Use of objective overall corporate performance metrics fosters teamwork and ensures executives work together in the interest of overall performance. See also Appendix A for further discussion of these measures.
Annual Performance-Commissions Plan and Sales Achievement Bonus (Cash)	Achievement of specified sales Bookings objectives with a short-term time horizon. Performance levels are established to incentivize sales leadership, specifically Mr. Kanofsky, to achieve or exceed Bookings targets and/or renewal rate targets.	Motivate participant to meet or exceed Company Bookings and/or renewal rate targets during the year, as established by the Compensation Committee.

The Bookings target in the Commissions Plan is the same as that used for the Company’s PSUs, as Bookings is a key performance measure that drives future revenue growth.
Long-Term Equity Incentives •50% PSUs •50% restricted stock	Achievement of objectives designed to enhance long-term stockholder interests and attract, retain, motivate and reward employees over extended periods.

Vesting requirements promote retention of highly valued members of management, including our NEOs.	The Compensation Committee views equity compensation as the most effective means of creating a long-term link between executive compensation and gains realized by our stockholders. Annual awards of restricted stock and PSUs vest over a period of time and provide an at-risk, variable pay opportunity. Because the ultimate value of these equity awards is directly related to the price of the Company’s common stock, and the awards are only saleable over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value. The PSU portion of the award is based on Bookings achieved during year one, and thereafter vest in equal annual installments over a period of three years from the grant date, beginning on the date such PSUs are earned, as Bookings momentum is a key indicator of our long-term growth.

Long-term equity incentives constitute the most significant component of each NEO’s overall compensation to closely align executives’ pay outcomes with stockholder interests.

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Base Salary

The following table sets forth the base salaries for our NEOs as of December 31, 2023 (for Messrs. Bostick and Henderson, as of the last day they served in their respective executive position) and 2022. Increases were approved based on peer market data as provided by Compensia.

Name	Title	Base Salary for 2023 ($)	Base Salary for 2022 ($)	% Change
Art Zeile	President & Chief Executive Officer	577,500	550,000	5%
Raime Leeby(1)	Chief Financial Officer	410,000	n.a.	n.a.
Kevin Bostick(2)	Former Chief Financial Officer	410,000	400,000	3%
Arie Kanofsky	Chief Revenue Officer	410,000	400,000	3%
Chris Henderson(3)	Former Chief Operating Officer	410,000	400,000	3%
Paul Farnsworth	Chief Technology Officer	380,000	360,000	6%
Pamela Bilash	Chief Human Resources Officer	345,000	325,000	6%
(1)Ms. Leeby became Chief Financial Officer effective December 4, 2023.
(2)Mr. Bostick served as our Chief Financial Officer through September 1, 2023.
(3)Mr. Henderson served as our Chief Operating Officer through July 31, 2023.

Senior Bonus Plan

At the beginning of the year, and for Ms. Leeby in October 2023 in connection with her hiring, the Compensation Committee set target bonuses for our NEOs, as a percentage of their base salaries, which remained unchanged from 2022, except with respect to Mr. Kanofsky, for which the Compensation Committee approved an increase from 25% of base salary to 30% of base salary to align Mr. Kanofsky’s total compensation with market data as provided by Compensia. The following table shows the target bonus opportunities approved for 2023:

Name	Title	Target Bonus as a Percentage of Salary (%)	Target Bonus Amount ($)
Art Zeile	President & Chief Executive Officer	100%	$577,500
Raime Leeby	Chief Financial Officer	60%	$205,000
Kevin Bostick	Former Chief Financial Officer	60%	$246,000
Arie Kanofsky	Chief Revenue Officer	30%	$123,000
Chris Henderson	Former Chief Operating Officer	60%	$246,000
Paul Farnsworth	Chief Technology Officer	50%	$190,000
Pamela Bilash	Chief Human Resources Officer	50%	$172,500
(1)Ms. Leeby’s Target Bonus Amount for 2023 represents her base salary prorated based on 10 months of compensation, consistent with her employment agreement.

Senior Bonus Plan Funding. For 2023, the Compensation Committee continued to use revenue and Adjusted EBITDA Margin as the performance measures to determine funding for the Senior Bonus Plan, setting rigorous goals for each measure in excess of the strong performance achieved in 2022. For the revenue target, achievement is measured according to the actual revenue achieved divided by target revenue. Actual revenue achieved must exceed 80% of target revenue for 50% of the revenue bonus portion to be earned. If actual revenue exceeds 80% of revenue target, then the bonus related to the target is earned on a pro-rata basis up to 100% achievement at 100% of revenue target. For the Adjusted EBITDA Margin target, if Adjusted EBITDA Margin is less than 21% prior to the Senior Bonus Plan payout, then the bonus related to the target is not earned. If actual results are between an Adjusted EBITDA Margin of 21% prior to the Senior Bonus Plan payout and an Adjusted EBITDA Margin of 21% after the Senior Bonus Plan payout, then the bonus related to the target is earned on a pro-rata basis up to 100% at achievement of an Adjusted EBITDA Margin of 21% after the Senior Bonus Plan payout. If actual results exceed both the revenue target and the Adjusted EBITDA Margin target, after the Senior Bonus Plan payout, then the bonus earned will increase by 6.67% for each 1% of actual revenue over target not to exceed 200%. The 2023 Senior Bonus Plan at December 31, 2023 covers other members of senior management beyond our NEOs.

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	Actual 2023 Revenue	Target 2023 Revenue	Actual 2023 Adjusted EBITDA Margin (1)(2)	Target 2023 Adjusted EBITDA Margin (1)(2)	2023 Bonus Plan Funded Amount (3)	2023 Bonus Plan Funded Percentage
	(dollars in millions)
Senior Bonus Plan	$151.9	$164.6	24%	21%	$2.5	90.3%
(1)See Appendix A to this Proxy Statement for the definitions of Adjusted EBITDA and Adjusted EBITDA Margin and a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to the nearest GAAP financial measure.
(2)Actual Adjusted EBITDA Margin includes the Senior Bonus Plan payout.
(3)Represents total plan funding, including NEOs.

The 2023 Senior Bonus Plan payouts for each of our NEOs were as follows:

Name	Annual Base Salary ($)	Target Bonus as a Percent of Salary (%)	Target Bonus Amount ($)	Actual Bonus as a Percent of Target Bonus (%)	Actual Bonus Amount ($)
Art Zeile	$577,500	100%	$577,500	90.3%	$521,648
Raime Leeby[1]	$410,000	60%	$205,000	90.3%	$185,174
Kevin Bostick[2]	$410,000	60%	$246,000	n.a.	n.a.
Arie Kanofsky	$410,000	30%	$123,000	90.3%	$111,104
Chris Henderson[3]	$410,000	60%	$246,000	n.a.	n.a.
Paul Farnsworth	$380,000	50%	$190,000	90.3%	$171,624
Pamela Bilash	$345,000	50%	$172,500	90.3%	$155,817
(1)Ms. Leeby became Chief Financial Officer effective December 4, 2023. The calculation of her target and actual annual bonus amount was based on 10 months of compensation pursuant to the terms of her employment agreement.
(2)Mr. Bostick served as our Chief Financial Officer through September 1, 2023. Pursuant to the terms of his separation from the Company, he was not eligible for an annual bonus payout in 2023.
(3)Mr. Henderson served as our Chief Operating Officer through July 31, 2023. Pursuant to the terms of his separation from the Company, he was not eligible for an annual bonus payout in 2023.

Commissions Plan

The compensation plan for Arie Kanofsky, our Chief Revenue Officer, includes a target commission of $300,000 (the “Target Commission”) that is tied to the Company’s 2023 fiscal year Bookings performance (the “Commissions Plan”). The Bookings target in the Commissions Plan is the same as that used for the Company’s PSUs, as further described below. Commissions are earned at a rate of 0.1696% for each dollar of Bookings with no minimum threshold or maximum ceiling. The Commissions Plan is designed to reward Mr. Kanofsky for the creation of incremental revenue for the Company. Details of the Commissions Plan are as follows for 2023:

		($ in millions)			($ in thousands)
Name	Title	Target Bookings Amount ($)(1)	Actual Bookings Amount ($)(1)	Bookings Achievement (%)(1)	Target Commission Amount ($)	Actual Commission Amount ($)
Arie Kanofsky	Chief Revenue Officer	$176.8	$153.2	86.7%	$300,000	$275,172
(1)See Appendix A to this Proxy Statement for the definition of Bookings.

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Sales Achievement Bonus

The compensation plan for Arie Kanofsky, our Chief Revenue Officer, includes a target Sales Achievement Bonus of $200,000 that is tied to the 2023 Bookings and renewal rate performance of one of the Company’s brands, Dice. The Sales Achievement Bonus is designed to reward Mr. Kanofsky for reaching the Bookings target and the retention of customers, which drives bookings growth, further leading to revenue growth. For 2023, Mr. Kanofsky was eligible for a Sales Achievement Bonus as follows: $100,000 if Dice’s overall revenue renewal rate is at least 96% and Dice meets or exceeds its bookings target; and $100,000 if Dice’s 2023 pilot renewal rate is at least 30% and Dice meets or exceeds its bookings target. Details of the Sales Achievement Bonus are as follows for 2023 (all target and actual Bookings and Renewal Rate amounts presented below are for Dice only):

	($ in millions)							($ in thousands)
Name	Target Bookings Amount ($)(1)	Actual Bookings Amount ($)(1)	Bookings Achievement (%)(1)	Target Revenue Renewal Rate (%)	Actual Revenue Renewal Rate (%)	Pilot Target Renewal Rate (%)	Pilot Actual Renewal Rate (%)	Target Bonus Amount ($)	Actual Bonus Amount ($)
Arie Kanofsky	$120.5	$100.8	83.6%	96.0%	84.5%	30.0%	30.5%	$200,000	n.a.
(1)See Appendix A to this Proxy Statement for the definition of Bookings.

Long-Term Equity Incentives

For 2023, the Compensation Committee used restricted stock and PSUs as long-term incentive vehicles because in combination they serve to align the interests of executives with those of the stockholders, support a pay-for-performance culture, and foster employee stock ownership while encouraging retention and focusing the management team on increasing value for our stockholders.

In determining the number of shares of restricted stock and/or PSUs to be granted to each NEO for 2023, the Compensation Committee considered (1) the individual’s position, scope of responsibility and ability to affect Company performance and stockholder value; (2) the Compensation Committee’s evaluation of the NEO’s performance in preceding fiscal years; (3) the extent to which the long-term equity award grant value is competitive with our peer group companies for long-term equity award grants for comparable positions in the Company’s industry; (4) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); and (5) the value and potential value for the executive of the other elements of the Company’s compensation program and the value of restricted stock and PSUs in relation to such other elements of total compensation.

In addition, the Compensation Committee considered the following material factors that have particular relevance to long-term equity grants: (1) the Company-wide equity budget (which is the aggregate grant values of all long-term equity awards available for grant to Company employees, expressed as a percentage of the Company’s market capitalization), which is taken into account in determining the relative size of awards granted to the NEOs to ensure there is sufficient value available for grants to the other eligible employees of the Company; and (2) the NEO’s unrealized value from previous grants, including the number of share of restricted stock and PSUs currently held by him or her and the level of restricted stock and PSUs granted in prior years (with an emphasis on the extent to which outstanding equity grants are still unvested and thus continue to represent substantial retentive value). As with the determinations with respect to other elements of compensation, the Compensation Committee considers all relevant factors taken as a whole in setting the applicable equity grant for the fiscal year. None of these factors were determinative in the Compensation Committee’s decisions, nor was the impact of any one factor determinable.

The Compensation Committee typically approves grants annually at its first quarter meeting, but also makes grants from time-to-time in connection with new hires, promotions, and our top performers.

In January 2023, for all NEOs other than Ms. Leeby, the Compensation Committee approved the following restricted stock and/or PSU grants. Ms. Leeby’s grants were approved in October 2023 and granted on her start date of December 4, 2023. The Target Long-Term Award Opportunity increased from 2022 to 2023 for the following NEOs: Mr. Zeile’s increased 24%, Mr. Bostick’s increased 38% and Ms. Bilash’s increased 31%. The increase in Target Long-Term Award Opportunity for these NEOs was driven by market data provided by Compensia, bringing these NEOs’ Target Long-Term Award Opportunity in line with the Company’s 2023 peer group.

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Name	Target Long-Term Award Opportunity ($)[1]	Component Mix (PSU/Restricted Stock) (%)	2023 Restricted Stock Awards (#)	2023 PSU Awards (#)
Art Zeile	$2,475,000	50/50	225,000	225,000
Raime Leeby	$840,000	50/50	140,000	140,000
Kevin Bostick(2)	$990,000	50/50	90,000	90,000
Arie Kanofsky	$550,000	50/50	50,000	50,000
Chris Henderson(3)	$990,000	50/50	90,000	90,000
Paul Farnsworth	$550,000	50/50	50,000	50,000
Pamela Bilash	$550,000	50/50	50,000	50,000
(1)Target value was determined based on an estimated grant date fair value of $5.50 for each restricted stock and PSU award, other than for Ms. Leeby whose estimated grant date fair value was $3.00, which may differ from the actual grant date fair value.
(2)Mr. Bostick served as our Chief Financial Officer through September 1, 2023. Pursuant to the terms of his separation from the Company, all of Mr. Bostick’s 2023 Long-Term Incentive Awards were forfeited and cancelled at such time.
(3)Mr. Henderson served as our Chief Operating Officer through July 31, 2023. Pursuant to the terms of his separation from the Company, Mr. Henderson’s 2023 Long-Term Incentive Awards were forfeited and cancelled at such time, with the exception of 30,000 restricted stock shares that accelerated on his termination date.

Restricted Stock

All NEOs’ restricted stock grants vest one-third on each of the first three anniversaries of the grant date, subject to continued employment as of each vesting date.

Performance Stock Units

Under the PSU program, performance relative to the achievement of 2023 Bookings is measured pro-rata against Bookings targets for the year ended December 31, 2023. The 2023 Bookings target was set 10% above our 2022 Bookings. Actual Bookings achieved must exceed 80% of target Bookings for 50% of the PSUs to be earned. If actual Bookings exceeds 80% of Bookings target, then PSU achievement is earned on a pro-rata basis up to 100% achievement at 100% of Bookings target. If actual Bookings results exceed target, then the PSUs earned will increase by 8.3% for each 1% of actual Bookings over target, not to exceed 200% achievement.

The number of PSUs earned is determined pro-rata based on actual Bookings achieved compared to target Bookings for 2023. The earned PSUs will vest at a rate of one-third on each of the first, second, and third anniversaries of the grant date, or if later, the date the Compensation Committee certifies the performance results with respect to the performance period, subject to continued employment as of each vesting date.

The 2023 PSU achievement was as follows:

	Actual 2023	Target 2023	2023 Bookings Performance Achievement
	(dollars in millions)
Bookings(1)	$153.2	$176.8	66.5%
(1)See Appendix A to this Proxy Statement for the definition of Bookings.

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As a result, the number of PSUs earned by each of our NEOs under the PSUs granted in 2023 was:

Name	Title	2023 PSU Awards Granted (#)	2023 Bookings Performance Achievement	2023 PSU Awards Achieved (#)
Art Zeile	President & Chief Executive Officer	225,000	66.5%	149,646
Raime Leeby	Chief Financial Officer	140,000	66.5%	93,113
Kevin Bostick(1)	Former Chief Financial Officer	90,000	66.5%	n.a.
Arie Kanofsky	Chief Revenue Officer	50,000	66.5%	33,255
Chris Henderson(2)	Former Chief Operating Officer	90,000	66.5%	n.a.
Paul Farnsworth	Chief Technology Officer	50,000	66.5%	33,255
Pamela Bilash	Chief Human Resources Officer	50,000	66.5%	33,255
(1)Mr. Bostick served as our Chief Financial Officer through September 1, 2023. Pursuant to the terms of his separation from the Company, all of Mr. Bostick’s unvested equity awards that remained unvested as of September 1, 2023, including the 2023 PSU award, were forfeited and cancelled at such time.
(2)Mr. Henderson served as our Chief Operating Officer through July 31, 2023. Pursuant to the terms of his separation from the Company, Mr. Henderson’s 2023 PSU award was forfeited and cancelled on July 31, 2023.

Employee Benefits

The Company also supplements its primary compensation program by providing retirement benefits under a 401(k) plan with a Company matching contribution and generally available benefit programs, such as life insurance and health care, mental health, fertility benefits and flexible annual leave. Employees are also provided a quarterly work-from-home stipend. In addition, certain executive officers participate in a Supplemental Disability Plan. While these benefit programs are important in attracting and retaining our workforce in a competitive marketplace, the Compensation Committee considers these to be secondary elements of the Company’s executive compensation program because they typically comprise a small percentage of the total compensation of our executive officers, are generally set at levels such that they would not constitute a strong factor in rewarding financial or operational performance, and are not as heavily emphasized in attracting and retaining our executive officers.

Consulting Arrangement with Kevin Bostick

Mr. Bostick’s employment as Chief Financial Officer was terminated effective September 1, 2023. Mr. Bostick remained engaged by the Company through December 31, 2023, to provide transition assistance and support to the Company. Mr. Bostick was reasonably available to the Company to perform any and all duties as set forth in his employment agreement and assisted in the smooth transition of Chief Financial Officer duties. For his services, Mr. Bostick received consultancy payments in the amount equal to his then current base salary from his termination date through the transition period of December 31, 2023, totaling $136,667.

Severance and Change-in-Control Arrangements

We believe that companies should provide reasonable severance benefits to executive officers due to the greater level of difficulty they face in finding comparable employment in a short period of time and greater risk of job loss or modification as a result of a change-in-control transaction than other employees. By reducing the risk of job loss or reduction in responsibilities, the change-in-control provision helps ensure that our executive officers support potential change-in-control transactions that may be in the best interests of our stockholders, even though the transaction may create uncertainty in their personal employment situation, and are necessary to ensure that our total employment package for them remains market competitive. Each NEO is entitled to receive severance benefits under the terms of his or her individually negotiated employment agreement upon either termination by us without cause or, under certain circumstances for certain of our NEOs, resignation by the executive for good reason. For details on our severance and change-in-control arrangements, see “Executive Compensation Tables - Potential Post-Employment Payments Upon Termination or Change-in-Control.”

Tax Considerations

We generally seek to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code (the “Code”) disallows a tax deduction to public corporations for compensation in excess of $1.0 million paid to our NEOs. The Compensation Committee reviews compensation plans in light of applicable tax provisions,

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including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, the Compensation Committee may approve compensation that does not qualify for deductibility when we deem it to be in the Company’s best interest.

Compensation-Related Policies
Equity Ownership Guidelines
Our Board has adopted equity ownership guidelines applicable to our CEO, our other NEOs, and the members of our Board. These guidelines require these officers and directors to achieve target ownership levels under the terms of the guidelines, within five years from the commencement by that person of a position set forth below:

Position	Multiple of Base Salary (as of December 31 of immediately preceding year) or Retainer
Chief Executive Officer	3.0x base salary
Other Executive Officers	1.0x base salary
Members of our Board	3.0x retainer

All officers and directors are in compliance with these guidelines or within the phase-in period.
Clawback Policy
Our Board has adopted the Incentive Compensation Recovery Policy, effective October 2, 2023, in accordance with Rule 10D-1 under Section 10D of the Exchange Act (“Rule 10D-1”) and the corresponding NYSE listing standards. This policy applies to our current and former executive officers as defined in Rule 10D-1, including the NEOs, and will be administered by the Compensation Committee. In the event we are required to prepare an accounting restatement to correct a material noncompliance with any financial reporting requirement under the securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the policy provides for the recovery of erroneously awarded incentive-based compensation received by our executive officers on or after the policy’s effective date. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

In addition, our Compensation Clawback Policy in effect prior to October 2, 2023, will continue to apply to incentive-based compensation received prior to October 2, 2023. Under this policy, the Company may seek reimbursement of annual incentive or other performance-based equity and cash awards made to covered executives, including our NEOs, if: (i) such awards were based on achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the Commission, (ii) the Board determines that the executive officer engaged in fraud or misconduct that caused or contributed to the need for such restatement, (iii) the amount of compensation that would have been received by such executive officer had the financial results been properly reported would have been lower than the amount actually received, and (iv) the Board determines that it is in the best interest of the Company and its stockholders for the executive officer to repay or forfeit all or any portion of the awards.

Hedging Transactions in Company Securities

    Because the Company believes it is improper and inappropriate for any person to engage in short-term or speculative transactions involving the Company’s securities, it is the policy of the Company that directors, officers, and employees of the Company, and their related parties (“Affected Persons”), are prohibited from engaging in any type of hedging transaction involving or based on the Company’s securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds, including purchases of stock of the Company on margin. Such prohibited activities include but are not limited to purchases of stock of the Company on margin, short sales, and the buying and selling of puts, calls, options or other derivatives in respect to securities of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the

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Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Members of the Compensation Committee:
David Windley (Chairperson)
Jim Friedlich
Kathleen Swann

Compensation Practices and Risks

The Compensation Committee has discussed the concept of risk as it relates to our compensation program, and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•our use of different types of compensation vehicles provides a balance of long-term and short-term incentives with fixed and variable components;

•we grant equity-based awards with time-based vesting, which encourage participants to look to long-term appreciation in equity values;

•our system of internal control over financial reporting, standards of business conduct and whistleblower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under the features of our performance-based compensation programs;

•our clawback policies, under which the Company may seek reimbursement of annual incentive or other performance-based compensation awards made to covered officers under certain circumstances; and

•our stock ownership guidelines for our directors and officers, which requires these directors and officers to achieve target ownership levels under the terms of the guidelines.

The Company’s management reviews the primary elements of our compensation program on an annual basis and reviews the other elements from time-to-time to ensure that compensation levels remain competitive.

Accordingly, the Compensation Committee has reviewed our compensation policies and practices for all employees, including our NEOs and other executives, and has concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the total cash and non-cash compensation paid by us or incurred on our behalf to our NEOs during the years ended December 31, 2021, December 31, 2022, and December 31, 2023, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Art Zeile	2023	577,500	—	2,704,500	521,648	22,366	3,826,014
President &	2022	550,000	—	1,724,195	960,142	21,491	3,255,828
Chief Executive Officer	2021	590,680	—	1,179,000	912,176	20,966	2,702,822
Raime Leeby(5)	2023	31,538	—	758,800	185,174	—	975,512
Chief Financial Officer
Kevin Bostick	2023	275,962	—	1,081,800	—	150,697	1,508,459
Former Chief Financial	2022	400,000	—	620,400	418,971	13,236	1,452,607
Officer	2021	419,349	—	419,200	378,138	12,711	1,229,398
Arie Kanofsky	2023	410,000	—	601,000	386,276	19,353	1,416,629
Chief Revenue Officer	2022	400,000	100,000	517,000	496,128	18,478	1,531,606
	2021	386,243	—	262,000	371,630	17,953	1,037,826
Chris Henderson	2023	238,115	—	1,081,800	—	183,570	1,503,485
Former Chief Operating	2022	400,000	—	982,300	418,971	10,909	1,812,180
Officer	2021	379,704	—	524,000	358,236	10,384	1,272,324
Paul Farnsworth	2023	380,000	—	601,000	171,624	11,784	1,164,408
Chief Technology Officer	2022	360,000	—	517,000	314,228	10,909	1,202,137
	2021	335,054	—	366,800	265,360	10,384	977,598
Pamela Bilash(5)	2023	345,000	—	601,000	155,817	16,262	1,118,079
Chief Human Resources
Officer

(1)For 2021, salary for each NEO includes vacation payouts as the Company transitioned to a flexible time off policy, in the amount of $40,680 for Mr. Zeile, $39,349 for Mr. Bostick, $19,704 for Mr. Henderson, $36,243 for Mr. Kanofsky, and $15,054 for Mr. Farnsworth.
(2)Represents the aggregate grant date fair value of restricted stock and PSUs, which are valued at target achievement, granted during the year in accordance with the FASB ASC Topic 718 Stock Compensation. See Notes 2 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions made in determining these values. These amounts do not correspond to the actual value that may be realized by our NEOs for these awards. For the year ended December 31, 2023, on February 3, 2023, assuming performance had been achieved at maximum performance, the grant date fair value of such PSUs would have been: $2,704,500 for Mr. Zeile; $758,800 for Ms. Leeby; $601,000 for Mr. Kanofsky; $601,000 for Mr. Farnsworth; and $601,000 for Ms. Bilash. For the year ended December 31, 2023, actual achievement was 66.5% for the PSUs.
(3)Represents awards made pursuant to the Senior Bonus Plan and earned during the year indicated. For Mr. Kanofsky, the amount for 2023 represents an award of $111,104 pursuant to the Senior Bonus Plan and $275,172 of commissions.
(4)These amounts represent employer contributions to our 401(k) plan, disability, and life insurance premiums paid on behalf of the NEO. For 2023, Mr. Zeile’s consist of $11,550 of employer contributions to 401(k) plan, $10,582 of disability premiums paid, and $234 of life insurance premiums paid. For 2023, Mr. Bostick’s consist of $136,667 of consultancy fee, $11,550 of employer contributions to 401(k) plan, $2,327 of disability premiums paid, and $153 of life insurance premiums paid. For 2023, Mr. Kanofsky’s consist of $11,550 of employer contributions to 401(k) plan, $7,569 of disability premiums paid, and $234 of life insurance premiums paid. For 2023, Mr. Henderson’s consist of $171,885 of severance, $11,550 of employer contributions to 401(k) plan and $135 of life insurance premiums paid. For 2023, Mr. Farnsworth’s consist of $11,550 of employer contributions to 401(k) plan and $234 of life insurance premiums paid. For 2023, Ms. Bilash’s consist of $11,550 of employer contributions to 401(k) plan, $4,478 of disability premiums paid, and $234 of life insurance premiums paid.
(5)Ms. Leeby and Ms. Bilash were not NEOs in fiscal year 2022 or 2021.

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Grants of Plan-Based Awards for Fiscal Year 2023

The following table details grants of plan-based awards to our NEOs during the year ended December 31, 2023:

Name	Award Type		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Art Zeile	Restricted Stock	2/3/2023	2/3/2023							225,000	1,352,250	(2)
President & Chief	PSUs	2/3/2023	2/3/2023				—	225,000	450,000		1,352,250	(3)
Executive Officer	Senior Bonus Plan			—	577,500	1,155,000
Raime Leeby	Restricted Stock	10/25/2023	12/4/2023							140,000	379,400	(2)
Chief Financial	PSUs	10/25/2023	12/4/2023				—	140,000	280,000		379,400	(3)
Officer	Senior Bonus Plan			—	205,000	410,000
Kevin Bostick	Restricted Stock	2/3/2023	2/3/2023							90,000	540,900	(2)
Former Chief	PSUs	2/3/2023	2/3/2023				—	90,000	180,000		540,900	(3)
Financial Officer	Senior Bonus Plan			—	246,000	492,000
Arie Kanofsky	Restricted Stock	2/3/2023	2/3/2023							50,000	300,500	(2)
Chief Revenue	PSUs	2/3/2023	2/3/2023				—	50,000	100,000		300,500	(3)
Officer	Senior Bonus Plan			—	123,000	246,000
	Commissions			—	300,000	—						(4)
	Sales Achievement Bonus			—	200,000	200,000						(5)
Chris Henderson	Restricted Stock	2/3/2023	2/3/2023							90,000	540,900	(2)
Former Chief	PSUs	2/3/2023	2/3/2023				—	90,000	180,000		540,900	(3)
Operations Officer	Senior Bonus Plan			—	246,000	492,000
Paul Farnsworth	Restricted Stock	2/3/2023	2/3/2023							50,000	300,500	(2)
Chief Technology	PSUs	2/3/2023	2/3/2023				—	50,000	100,000		300,500	(3)
Officer	Senior Bonus Plan			—	190,000	380,000
Pamela Bilash	Restricted Stock	2/3/2023	2/3/2023							50,000	300,500	(2)
Chief Human	PSUs	2/3/2023	2/3/2023				—	50,000	100,000		300,500	(3)
Resources Officer	Senior Bonus Plan			—	172,500	345,000
(1)For a description of the material terms of these awards, please see the “Compensation Discussion and Analysis—Elements of Executive Compensation—Senior Bonus Plan” and “Compensation Discussion and Analysis—Elements of Executive Compensation—Commissions Plan.”
(2)The restricted stock vests in equal installments over three years, subject to continued employment as of each vesting date. We estimated the fair value of restricted shares using the closing price of the Company’s stock on the grant date in accordance with the FASB ASC Topic 718 Stock Compensation. See Notes 2 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 the assumptions made in determining these values.
(3)Once earned, the PSUs vest at a rate of one-third on each of the first, second, and third anniversaries of the grant date, or if later, the date the Compensation Committee certifies the performance results with respect to the performance period, subject to continued employment as of each vesting date. We estimated the fair value of PSUs using the closing price of the Company’s stock on the grant date in accordance with the FASB ASC Topic 718 Stock Compensation. See Notes 2 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions made in determining these values.
(4)The commissions are calculated quarterly based on year-to-date actual Bookings compared to the year-to-date Bookings quota and a paid in the month following the end of each quarter, as approved by the Board in January 2023.
(5)The Sales Achievement Bonus is paid annually, if earned. Please see the “Compensation Discussion and Analysis—Elements of Executive Compensation—Sales Achievement Bonus.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Senior Bonus Plan. Our Senior Bonus Plan is designed to motivate and reward performance by providing annual, performance-based cash bonuses based on meeting and exceeding annual performance goals. Our business performance for the Senior Bonus Plan is measured by the achievement of Revenue (50% award funding) and Adjusted EBITDA Margin (50%

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award funding) targets. Bonuses are calculated as a percentage of the executive’s earned base salary, then adjusted by the actual achievement of Revenue and Adjusted EBITDA Margin targets. The total bonus cannot exceed 200% of the target bonus. See further discussion in “Compensation Discussion and Analysis - How We Establish Executive Compensation Levels.”

Commissions Plan. Our Commissions Plan is designed to reward Arie Kanofsky, Chief Revenue Officer, for the creation of incremental revenue for the Company. Similar to our Long-Term Equity Incentive Program discussed below, the Commissions Plan directly ties compensation for Mr. Kanofsky to our Bookings achievement, which correlates to our long-term value creation potential. See further discussion in “Compensation Discussion and Analysis - How We Establish Executive Compensation Levels.”

Sales Achievement Bonus. The compensation plan for Mr. Kanofsky also includes a target Sales Achievement Bonus that is tied 2023 Bookings and renewal rate performance of one of the Company’s brands, Dice. The Sales Achievement Bonus is designed to reward Mr. Kanofsky for reaching the Bookings target and the retention of customers; tying Mr. Kanofsky’s compensation to these two metrics, each of which driving revenue growth, correlates to long-term value creation potential. See further discussion in “Compensation Discussion and Analysis - How We Establish Executive Compensation Levels.”

Long-Term Equity Inventive Program (LTIP). Our LTIP consists of a combination of restricted stock and PSUs for our executive officers. The 2023 restricted stock grant vests over a three year period, with one-third vesting on the first, second, and third anniversaries of the grant date, subject to continued employment as of each vesting date. The number of PSUs earned is determined based on actual Bookings achieved compared to target Bookings for 2023, with maximum achievement at 200% of the PSUs originally granted. The earned PSUs will vest at a rate of one-third on each of the first, second, and third anniversaries of the grant date, or if later, the date the Compensation Committee certifies the performance results with respect to the performance period, subject to continued employment as of each vesting date. See further discussion in “Compensation Discussion and Analysis - How We Establish Executive Compensation Levels.”

Employment Agreement

Raime Leeby Employment Agreement

We entered into an employment agreement with Ms. Leeby to be our Chief Financial Officer in October 2023 with an employment commencement date of December 4, 2023 in connection with her hiring. Ms. Leeby’s employment agreement provides that Ms. Leeby will continue to serve as our Chief Financial Officer until her employment is terminated by us or by Ms. Leeby, which may be at any time, with or without cause, subject to the provisions of her employment agreement. Ms. Leeby’s employment agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of her employment and for a period of twelve months thereafter.

Ms. Leeby is entitled to receive an annual base salary of $410,000, subject to annual review and adjustment. Ms. Leeby is eligible to participate in the Senior Bonus Plan with an annual target bonus of 60% of her base salary and for 2023, the calculation of Ms. Leeby’s annual bonus was based on ten months of compensation. Ms. Leeby participates in our long-term incentive plan and all employee benefits including a 401(k) plan.

Separation Agreements

Kevin Bostick Separation Agreement

Mr. Bostick’s employment as Chief Financial Officer was terminated effective September 1, 2023. Mr. Bostick remained engaged by the Company through December 31, 2023, to provide transition assistance and support to the Company. See “Potential Post-Employment Payments Upon Termination of Change-in-Control - Separation Agreements - Kevin Bostick” for a discussion of the terms of his separation agreement.

Chris Henderson Separation Agreement

Mr. Henderson’s employment as Chief Operating Officer was terminated effective July 31, 2023. See “Potential Post-Employment Payments Upon Termination of Change-in-Control - Separation Agreements - Chris Henderson” for a discussion of the terms of his separation agreement.

Salary and Bonus in Proportion to Total Compensation

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See section above titled “Compensation Discussion and Analysis - How We Establish Executive Officer Compensation Levels” for a discussion this topic.

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Outstanding Equity Awards as of December 31, 2023

The following table presents information regarding the outstanding equity awards held by each of our NEOs at December 31, 2023. There were no option awards outstanding for any of our NEOs as of December 31, 2023. Messrs. Bostick and Henderson had no outstanding equity awards as of December 31, 2023.

		Stock Awards
		Number of Shares of Stock or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock or Units of Stock That Have Not Vested ($)(1)
Name	Grant Date
Art Zeile	1/26/2021	50,000	(2)	129,500
	1/25/2022	89,000	(2)	230,510
	2/3/2023	225,000	(2)	582,750
	1/26/2021	200,000	(3)	518,000
	1/25/2022	245,256	(3)	635,213
	2/3/2023	149,625	(3)	387,529

Raime Leeby	12/4/2023	140,000	(2)	362,600
	12/4/2023	93,100	(3)	241,129

Arie Kanofsky	1/26/2021	16,667	(2)	43,168
	1/25/2022	33,334	(2)	86,335
	2/3/2023	50,000	(2)	129,500
	1/26/2021	33,334	(3)	86,335
	1/25/2022	61,315	(3)	158,806
	2/3/2023	33,250	(3)	86,118

Paul Farnsworth	1/26/2021	23,334	(2)	60,435
	1/25/2022	33,334	(2)	86,335
	2/3/2023	50,000	(2)	129,500
	1/26/2021	46,668	(3)	120,870
	1/25/2022	61,315	(3)	158,806
	2/3/2023	33,250	(3)	86,118

Pamela Bilash	1/26/2021	13,334	(2)	34,535
	1/25/2022	23,334	(2)	60,435
	2/3/2023	50,000	(2)	129,500
	1/26/2021	26,668	(3)	69,070
	1/25/2022	42,921	(3)	111,165
	2/3/2023	33,250	(3)	86,118

(1)We estimated the market value of restricted stock awards and the earned PSUs using the closing price of the Company’s common stock on December 31, 2023, which was $2.59 a share.
(2)The restricted stock vests in three equal annual installments beginning on the first anniversary of the grant date, provided the employee remains employed through each vesting date.
(3)Represents earned PSUs that vest at a rate of one-third on each of the first, second, and third anniversaries of the grant date, or if later, the date the Compensation Committee certifies the performance results with respect to the performance period, provided the recipient remains employed through each vesting date.

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Stock Vested During Fiscal Year 2023

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Art Zeile	577,489	3,408,099
Raime Leeby	n.a.	n.a.
Kevin Bostick	141,321	828,510
Arie Kanofsky	101,114	591,838
Chris Henderson(3)	448,701	2,173,498
Paul Farnsworth	149,714	882,124
Pamela Bilash	105,517	622,607
(1)Represents gross shares that vested during 2023. Upon vesting, acquired shares may be net settled to satisfy tax withholding obligations.
(2)The value realized is based on the closing price of the Company’s common stock on the vesting date.
(3)In connection with Mr. Henderson’s separation agreement, the vesting of 95,001 shares of restricted stock and 124,917 PSUs were accelerated on July 31, 2023.

Potential Post-Employment Payments Upon Termination or Change-in-Control

Equity Award Provisions

According to the terms of our 2012 Omnibus Equity Award Plan, as Amended and Restated (the “2012 Equity Plan”) and our 2022 Omnibus Equity Award Plan, as Amended and Restated (the “2022 Equity Plan”), if an NEO’s employment is terminated due to death or disability or for any other reason except by us for cause, the unvested portion of their equity awards will expire on the date they are terminated.

Under both the 2012 Equity Plan and the 2022 Equity Plan, if we terminate any NEO’s employment for cause, the unvested equity awards will terminate on the same date such NEO’s employment is terminated.

In the event a change of control occurs prior to the end of the performance period, pursuant to the PSU award agreements under the 2012 Equity Plan, the targets for the PSUs will be prorated to reflect the elapsed time from the beginning of the performance period through the date of the consummation of the change of control. The Company will determine the amount of PSUs earned based on performance through the consummation of the change of control (the “earned CIC PSU”), and the executive will vest in a prorated portion of the earned CIC PSUs based on the number of days that has elapsed since the date of grant, provided that the executive remains employed through the completion of the change of control. The remaining earned CIC PSUs will convert into service-based restricted stock which will vest, without regard to performance, ratably on a monthly basis through the third anniversary of the date of grant, provided that the executive remains employed through each such date. Any PSUs in excess of the earned CIC PSUs will be forfeited.

According to the terms of the 2012 Equity Plan and 2022 Equity Plan, if an NEO’s employment is terminated by the Company other than for cause (and other than due to death or disability) within 12 months following a change of control, all outstanding equity awards will immediately become vested, and if applicable, exercisable.

Employment Agreements

The employment of each NEO may be terminated by us or by the NEO at any time, with or without cause, subject to the provisions of his or her employment agreement. The termination provisions applicable to each NEO are summarized below:

Art Zeile

If Mr. Zeile’s employment is terminated by us without cause or by him for good reason other than during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) his accrued but unpaid annual bonus, paid at the time that executives are generally paid

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their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

If Mr. Zeile’s employment is terminated by the Company without cause or by him for good reason, in either case, during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of his then-current annual base salary and (b) the amount of his then-current bonus target (or, if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of the termination of employment); (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

Upon any termination by the Company without cause or by Mr. Zeile for good reason, subject to his execution of a release, Mr. Zeile would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Raime Leeby

If Ms. Leeby’s employment is terminated by us without cause, other than following a change of control, upon her execution of a release, Ms. Leeby would be entitled to receive (i) a lump-sum severance payment equal to nine-months of her then-current annual base salary, and (ii) her annual bonus with respect to any completed year for which the employee has not yet been paid, paid at the time that executives are generally paid their annual bonuses.

If Ms. Leeby’s employment is terminated by us without cause or by her for good reason, in each case, within 12 months following a change of control, upon her execution of a release, Ms. Leeby would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of her then-current annual base salary and (b) the amount of her then-current bonus target (or, if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of the termination of employment); (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of her outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

Upon any termination by the Company without cause or by her for good reason, Ms. Leeby would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Arie Kanofsky

If Mr. Kanofsky’s employment is terminated by us without cause, other than following a change of control, upon his execution of a release, Mr. Kanofsky would be entitled to receive (i) a lump-sum severance payment equal to nine-months his then-current annual base salary, (ii) his annual bonus with respect to any completed year for which the employee has not yet been paid, paid at the time that executives are generally paid their annual bonuses, and (iii) accelerated vesting with respect to each individual outstanding equity-based award if a majority of shares under such award have previously vested as of the date of termination.

If Mr. Kanofsky’s employment is terminated by us without cause or by him for good reason, in each case, within 12 months following a change of control, upon his execution of a release, he would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of his then-current annual base salary and (b) the amount of his then-current bonus target (or, if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of the termination of employment); (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

Upon any termination by the Company without cause or by him for good reason, Mr. Kanofsky would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

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Paul Farnsworth

If Mr. Farnsworth’s employment is terminated by us without cause other than during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Farnsworth would be entitled to receive (i) a lump-sum severance payment equal to nine-months of his then-current annual base salary, and (ii) his annual bonus with respect to any completed year for which the employee has not yet been paid, paid at the time that executives are generally paid their annual bonuses.

If Mr. Farnsworth’s employment is terminated by us without cause or by him for good reason, in each case, within 12 months following a change of control, upon his execution of a release, he would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of his then-current annual base salary and (b) the amount of his then-current bonus target (or, if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of the termination of employment); (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

Upon any termination by the Company without cause or by him for good reason, Mr. Farnsworth would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Pamela Bilash

If Ms. Bilash’s employment is terminated by us without cause other than during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon her execution of a release, Ms. Bilash would be entitled to receive (i) a lump-sum severance payment equal to nine-months of her then-current annual base salary, and (ii) her annual bonus with respect to any completed year for which the employee has not yet been paid, paid at the time that executives are generally paid their annual bonuses.

If Ms. Bilash’s employment is terminated by us without cause or by her for good reason, in each case, within 12 months following a change of control, upon her execution of a release, Ms. Bilash would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of her then-current annual base salary and (b) the amount of her then-current bonus target (or, if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of the termination of employment); (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of her outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

Upon any termination by the Company without cause or by her for good reason, Ms. Bilash would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Applicable Definitions. For purposes of this section:

A termination for “cause” generally includes embezzlement; misappropriation of funds of the Company; conviction of a felony; commission of any other act of dishonesty which causes material economic harm to the Company; acts of fraud or deceit which causes material economic harm to the Company; material breach of any provision of an employment agreement; willful failure to substantially perform duties; willful breach of fiduciary duty to the Company involving personal profit; or significant violation of Company policy of which such executive is made aware (or should reasonably be expected to be aware) or other contractual, statutory or common law duties to the Company.

For Mr. Farnsworth and Ms. Bilash, “Good Reason” means (i) a material diminution in the responsibilities, title or authority of the employee; (ii) a material reduction in salary of the employee; or (iii) relocation of the employee to a Company office more than 50 miles from the Company’s office in Centennial, Colorado. “Good Reason” for Mr. Kanofsky, and Ms. Leeby includes all of the above and (iv) if the employee no longer reports to the Chief Executive Officer.

For Mr. Zeile, “Good Reason” means the occurrence of any of the following without his consent: (i) a material diminution in the responsibilities, title, duties and reporting lines, (ii) a material reduction in salary, incentive compensation and other employee benefits, (iii) relocation to an office more than 40 miles from the principal office at which Mr. Zeile is employed, (iv) any material breach by the Company of the employment agreement or (v) the failure of any successor to assume, in writing, all obligations under the employment agreement.

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A “change of control” consists of any of the following:

•an acquisition of more than 50% of our voting securities (other than acquisitions from or by us);

•any stockholder-approved transfer or disposition of all or substantially all of our assets;

•any plan of liquidation providing for the distribution of all or substantially all of our assets;

•the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all our assets or the acquisition of assets or stock of another corporation or other business combination, unless following such business combination (1) all or substantially all of the beneficial owners of our securities before the business combination beneficially own more than 60% of the voting securities of the resulting corporation in substantially the same proportions as their ownership before the transaction; (2) no person owns 20% or more of the voting securities of the resulting corporation except to the extent that such ownership existed before the business combination; and (3) the members of our Board of Directors prior to such business combination constitute at least a majority of the Board of Directors of the resulting corporation; or

•a change in the composition of our Board over a period of 36 months or less such that a majority of the Board members cease to be continuing directors.

Separation Agreements

Kevin Bostick

On September 1, 2023, Mr. Bostick ceased to be the Chief Financial Officer of the Company but remained engaged through December 31, 2023, to provide transition assistance.

In connection with his separation, the Company and Mr. Bostick entered into a separation agreement, dated as of August 10, 2023 (the “Bostick Separation Agreement”). Pursuant to the terms of the Bostick Separation Agreement, which includes a release of claims by Mr. Bostick against the Company, Mr. Bostick is entitled to certain payments and benefits, including the following: (i) consultancy fees in the amount of his base salary through the transition period of December 31, 2023, totaling $136,666.66 in aggregate, and (ii) reimbursement for the cost of health and dental insurance continuation coverage under COBRA for up to twelve months, totaling $3,521, provided that Mr. Bostick continues to pay the employee contribution for such benefits.

Mr. Bostick is subject to certain non-compete and non-solicit restrictions.

Chris Henderson

In connection with Mr. Henderson’s termination of employment without cause as of July 31, 2023, the Company entered into a separation agreement with him on May 17, 2023 (the “Henderson Separation Agreement”). Pursuant to the terms of the Henderson Separation Agreement, which includes a release of claims by Mr. Henderson against the Company, Mr. Henderson is entitled to certain payments and benefits, including the following: (i) continued payment of his then-current base salary for nine months following his termination of employment, payable in equal installments in accordance with the Company’s payroll practices, such total amount being $307,500, (ii) accelerated vesting of his outstanding equity-based awards, totaling 95,001 shares of restricted stock and 124,917 PSUs, valued at $447,530, and (iii) reimbursement for the cost of health and dental insurance continuation of coverage under COBRA for up to twelve months, totaling $2,359, provided that Mr. Henderson continues to pay the employee contribution for such benefits.

The separation agreement also provides for certain non-compete and non-solicit restrictions.

Termination Payments

The following table sets forth the estimated incremental payments each of our NEOs, other than Messrs. Bostick and Henderson, would have received if their employment had been terminated by us without cause or, for the CEO, by him for good reason, on December 29, 2023, the last business day of the year, and there was no change of control. The table does not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination of employment had occurred.

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Actual payments and benefits provided to Messrs. Bostick and Henderson in connection with their termination of employment during 2023 are discussed above in “Potential Post-Employment Payments Upon Termination or Change-in-Control—Separation Agreements.”

Name	Benefit	Amount Payable for Termination Without Cause or, if applicable, Good Reason
Art Zeile(1)	Cash Severance	$577,500
	Medical and Dental Benefits	13,670
	*Restricted Stock Acceleration Value	942,760
	*PSU Stock Acceleration Value	—
Raime Leeby(2)	Cash Severance	307,500
	Medical and Dental Benefits	14,802
	*Restricted Stock Acceleration Value	—
	*PSU Stock Acceleration Value	—
Arie Kanofsky(3)	Cash Severance	307,500
	Medical and Dental Benefits	13,670
	*Restricted Stock Acceleration Value	129,503
	*PSU Stock Acceleration Value	245,141
Paul Farnsworth(4)	Cash Severance	285,000
	Medical and Dental Benefits	14,802
	*Restricted Stock Acceleration Value	—
	*PSU Stock Acceleration Value	—
Pamela Bilash(5)	Cash Severance	258,750
	Medical and Dental Benefits	9,870
	*Restricted Stock Acceleration Value	—
	*PSU Stock Acceleration Value	—
*     Restricted stock and PSU acceleration values reflect the value of the non-vested shares or units based on $2.59, the closing price of the Company’s common stock as of December 29, 2023, the last business day of the year.
(1)Under the employment agreement, severance payment includes: (i) lump-sum severance payment equal to 100% of then-current annual base salary, (ii) annual bonus with respect to any completed year not yet paid, based on actual performance and (iii) accelerated vesting with respect to 100% of outstanding equity-based awards (provided that performance-based awards will be governed by the terms of the award agreements).
(2)Under the employment agreement, severance payment includes: (i) lump-sum payment equal to nine-months of severance pay based on then-current annual base salary and (ii) annual bonus with respect to any completed year not yet paid, based on actual performance.
(3)Under the employment agreement, severance payment includes: (i) lump-sum severance payment equal to nine-months of severance pay based on then-current annual base salary, (ii) annual bonus with respect to any completed year not yet paid, based on actual performance and (iii) accelerated vesting with respect to any equity grant that Mr. Kanofsky has already vested in a majority of such grant at the date of termination (if any).
(4)Under the employment agreement, severance payment includes: (i) lump-sum payment equal to nine-months of severance pay based on then-current annual base salary and (ii) annual bonus with respect to any completed year not yet paid, based on actual performance.
(5)Under the employment agreement, severance payment includes: (i) lump-sum payment equal to nine-months of severance pay based on then-current annual base salary and (ii) annual bonus with respect to any completed year not yet paid, based on actual performance.

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Change of Control Termination

The following table sets forth the estimated incremental payments each of our NEOs, other than Messrs. Bostick and Henderson, would have received if, following a change of control, their employment had been terminated by us without cause, or, if applicable, by them for good reason on December 29, 2023, the last business day of the year. The table does not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not change of control or termination of employment had occurred.

Name	Benefit	Amount Payable for Termination Without Cause or for Good Reason
Art Zeile(1)	Cash Severance	$1,155,000
	Medical and Dental Benefits	13,670
	*Restricted Stock Acceleration Value	942,760
	**PSU Acceleration Value(6)	1,540,600
Raime Leeby(2)	Cash Severance	656,000
	Medical and Dental Benefits	14,802
	*Restricted Stock Acceleration Value	362,600
	**PSU Acceleration Value(6)	241,129
Arie Kanofsky(3)	Cash Severance	533,000
	Medical and Dental Benefits	13,670
	*Restricted Stock Acceleration Value	215,835
	**PSU Acceleration Value(6)	331,223
Paul Farnsworth(4)	Cash Severance	570,000
	Medical and Dental Benefits	14,802
	*Restricted Stock Acceleration Value	276,270
	**PSU Acceleration Value(6)	365,758
Pamela Bilash(5)	Cash Severance	517,500
	Medical and Dental Benefits	9,870
	*Restricted Stock Acceleration Value	224,470
	**PSU Acceleration Value(6)	266,328
*     Restricted stock acceleration values reflect the value of the non-vested shares based on $2.59, the closing price of the Company’s common stock as of December 29, 2023, the last business day of the year.
**    As noted above under “Equity Award Provisions”, in the event of a change of control prior to the expiration of the performance period (and without regard to whether there is a termination of employment), our NEOs would vest in a prorated portion of their earned CIC PSUs. Upon a subsequent termination of employment within twelve-months following a change of control, any earned CIC PSUs would fully vest. The PSU acceleration values reflect the value of the non-vested units based on $2.59, the closing price of the Company’s common stock as of December 29, 2023.
(1)Under the employment agreement, enhanced change of control-severance payment includes: (i) lump-sum severance payment equal to (A) 100% of then-current annual base salary and (B) the amount of Mr. Zeile’s then-current bonus target (or if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) Mr. Zeile’s annual bonus with respect to any completed year not yet paid, based on actual performance and (iii) accelerated vesting upon such termination with respect to 100% of outstanding equity-based awards, including 100% of the earned CIC PSUs.
(2)Under the employment agreement, enhanced change of control-severance payment includes (i) a lump sum severance payment equal to (A) one hundred percent (100%) of her then current base salary plus (B) the amount of her then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) her Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance and (iii) accelerated vesting, with respect to 100% of her outstanding equity-based awards, including 100% of the earned CIC PSUs.
(3)Under the employment agreement, enhanced change of control-severance payment includes (i) a lump sum severance payment equal to (A) one hundred percent (100%) of his then current salary plus (B) the amount of his then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance and (iii) accelerated vesting, with respect to 100% of his outstanding equity-based awards, including 100% of the earned CIC PSUs.
(4)Under the employment agreement, enhanced change of control-severance payment includes (i) a lump sum severance payment equal to (A) one hundred percent (100%) of his then current salary plus (B) the amount of his then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance and (iii) accelerated vesting, with respect to 100% of his outstanding equity-based awards, including 100% of the earned CIC PSUs.
(5)Under the employment agreement, enhanced change of control-severance payment includes (i) a lump sum severance payment equal to (A) one hundred percent (100%) of her then current salary plus (B) the amount of her then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) her Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance and (iii) accelerated vesting, with respect to 100% of her outstanding equity-based awards, including 100% of the earned CIC PSUs.

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CEO PAY RATIO

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO, Mr. Zeile, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

We identified the median employee for this review by examining the 2023 total cash compensation for all employees, excluding Mr. Zeile, who were employed by us on December 31, 2023. We included all full-time, part-time, and temporary employees and did not make any assumptions, adjustments, or estimates with respect to annual total compensation, and we did not annualize the compensation for any permanent employees who were not employed by us for all of 2023. As of December 31, 2023, our employee population consisted of approximately 460 individuals. We determined the total cash compensation of our median employee by taking: (i) salary received in 2023, including over-time and paid time-off, and (ii) 2023 incentive compensation, whether commissions paid, or actual bonus earned, and (iii) value of 2023 equity granted. The Company believes this process yielded an equitable result as it was applied on a consistent basis for each employee. We then ranked the annual total cash compensation of all employees, excluding Mr. Zeile, from lowest to highest to determine the median employee.

Following our review, we determined that for 2023:

•the median employee’s total annual compensation was $140,512;
•Mr. Zeile’s total annual compensation was $3,826,014, as reported in the Summary Compensation Table above; and
•the ratio of Mr. Zeile’s annual total compensation to the median employee’s total annual compensation was 27:1

We believe the methodology, assumptions, and estimates described above to be reasonable given the nature of our workforce. As acknowledged by the Commission, there is a significant amount of flexibility and discretion in determining a company’s approach, which makes pay ratios across similar companies and more broadly, our industry, difficult to compare.

Proxy Statement	52

PAY VERSUS PERFORMANCE

The following information is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the Company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s CEO, Mr. Art Zeile, and (ii) the Company’s NEOs other than Mr. Zeile, on an average basis. The CAP amounts shown in the table below do not reflect the actual amount of compensation earned by or paid to our NEO’s during the applicable year.

The methodology for calculating amounts presented in the columns “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid for other NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the “Reconciliation of Summary Compensation Total to CAP” table below. Discussion of the relationship between CAP and the Company performance measures is also presented below.

Pay Versus Performance Table

					Value of initial fixed $100 investment based on:		($ in thousands)
Year	Summary Compensation Table Total for CEO $	Compensation Actually Paid to CEO $	Average Summary Compensation Table Total for other NEOs $ (1)	Average Compensation Actually Paid for other NEOs $ (1)	DHI Total Shareholder Return $ (2)	Peer Group Total Shareholder Return $(3)(6)	Net Income (Loss) $(4)	Company Selected Measure - Revenue $(5)
2023	3,826,014	867,441	1,281,095	637,748	86	135	3,491	151,878
2022	3,255,828	3,089,068	1,499,633	1,523,475	176	89	4,176	149,680
2021	2,702,822	9,503,596	1,129,287	2,492,880	207	163	(29,742)	119,903
2020	3,406,708	1,156,370	907,662	837,752	74	153	(30,015)	111,167
(1) The other NEOs for 2023 were Raime Leeby, Kevin Bostick, Chris Henderson, Arie Kanofsky, Paul Farnsworth, Pamela Bilash. The other NEOs for 2022 and 2021 were Kevin Bostick, Chris Henderson, Arie Kanofsky, and Paul Farnsworth. The other NEOs for 2020 were Kevin Bostick, Chris Henderson, Brian Campbell and Christian Dwyer.
(2) Reflects the value on December 31 for each period presented of an initial fixed investment of $100 in DHI on December 31, 2019.
(3) The Peer Group is the Dow Jones Internet Composite Index. Reflects the value on December 31 for each period presented of an initial fixed investment in the Peer Group of $100 on December 31, 2019.
(4) Represents the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(5) The Company has identified Revenue as its company selected measure for the pay versus performance disclosure as revenue is a significant component of NEO compensation and is the primary driver of stockholder value.

(6) The Peer Group was the Russell 2000 Index in previous year. The values were $120 for 2020, $138 for 2021, $110 for 2022, and $128 for 2023.

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Reconciliation of Summary Compensation Total to CAP

Year	Executive	Summary Compensation Table Total $	Subtract Equity Awards $ (1)	Add Year-End Equity Value $ (2)(3)	Change in Value of Equity Awards $ (4)(3)	Change in Value of Vested Equity Awards $ (5)(3)	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions $ (6)	Compensation Actually Paid $
2023	CEO	3,826,014	(2,704,500)	970,279	(1,577,491)	353,139	—	867,441
	Other NEOs	1,281,095	(426,967)	208,430	(187,001)	12,081	(249,890)	637,748
(1) Represents the grant date fair value and, for purposes of the Other NEOs, the average grant date fair value, of equity awards granted during the year, as reported in the “Stock Awards” column of the Summary Compensation Table.
(2) Represents the end of year fair value and, for purposes of the Other NEOs, the average of the end of year fair value, of equity awards granted during the year that are outstanding and unvested as of the end of year.
(3) PSU grant date fair values are calculated using the stock price as of date of grant assuming target performance. For these values, adjustments have been made using the stock price and performance accrual modifier as of the end of the year.
(4) Represents the change in fair value and, for purposes of Other NEOs, the average change in fair value, as of the end of the year (from the end of the prior fiscal year) of equity awards granted in prior years that were outstanding and unvested as of the end of the year.
(5) Represents the change in fair value and, for purposes of Other NEOs, the average change in fair value (from the end of the prior fiscal year to the date of vesting), of equity awards granted in prior years that vested during the year.
(6) Represents the beginning of year fair value of unvested equity awards that were forfeited in 2023.

Descriptions of the Information Presented in the Pay versus Performance Table

We are providing the following graphics to illustrate the relationship between the CAP to our CEO and our other NEOs (not including the CEO) as a group and Company performance as set forth and described in and under the “Pay versus Performance Table,” including the Company cumulative total shareholder return (“TSR”), net income and revenue. In addition, we are providing graphics to illustrate the relationship between the Company's revenue performance relative to CAP and cumulative TSR and our peer group's cumulative TSR.

Revenue and Net Income

Compensation Actually Paid Versus Revenue and Net Income
$180,000
$120,000
$60,000
$—
$(60,000)
Revenue and Net Income ($ thousands)
$10,000
$7,500
$5,000
$2,500
$—
CAP ($ thousands)
FY 2020
FY 2021
FY 2022
FY 2023
CEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Revenue
Net Income

Total Shareholder Return

For 2022, CAP for our NEOs declined 62% due to a 15% decline in our stock price combined with a stock price increase in 2021 from $2.22 per share to $6.24 per share, or 181%, which drove CAP higher in 2021. This compares to a 45%

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decline in share price for our peer group over the 2022 period. CAP for our NEO’s decreased 67% in 2023 driven by a 51% decrease in our stock price. Our peer group TSR increased 52% over the same period. In total, our TSR over the four-year period declined 14% while the our peer group increased 35%.

Compensation Actually Paid Versus TSR
$250
$200
$150
$100
$50
$—
TSR (Growth of $100 Invested)
$10,000
$7,500
$5,000
$2,500
$—
CAP ($ thousands)
FY 2020
FY 2021
FY 2022
FY 2023
CEO Compensation Actually Paid
NEO Average Compensation Actually Paid
DHX TSR
Peer Group TSR

We believe the charts above show the alignment between compensation actually paid to the NEOs and each of the Company’s performance measures. The Company does not currently use net income (loss) as a metric in any of our incentive programs. We believe that shareholder value will be maximized through Bookings growth, which drives future revenue growth, while maintaining profitability as measured through Adjusted EBITDA and Adjusted EBITDA Margin.

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ITEMS TO BE VOTED ON

Proposal 1: Election of Directors

The current term of office of the Company’s Class II Directors expires at the 2024 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board proposes that the following nominees, each of whom are currently serving as directors, be elected for a new term of three years or until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. See “Directors and Corporate Governance” for a full biography of each nominee.

Jim Friedlich
Kathleen Swann
Joseph Massaquoi, Jr.

Directors are elected by a majority of the votes cast with respect to a director nominee. For more information regarding voting in director elections, see the sections of the Proxy Statement entitled “Proxy Statement Summary” and “Frequently Asked Questions About Voting and the Annual Meeting.”

There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of our Company. There are no family relationships among our executive officers and directors.

Director Nomination Process and Director Qualifications

The Nominating and Corporate Governance Committee’s process for identifying potential director candidates and the factors considered by the Nominating and Corporate Governance Committee in evaluating potential candidates are described below. In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on recommendations from a number of sources, including current directors and officers. The Nominating and Corporate Governance Committee may also hire outside consultants, search firms, or other advisors to assist in identifying director candidates. We do not have a separate policy regarding director candidates recommended by stockholders, but the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as it considers other candidates. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting a written recommendation to the Governance and Nominating Committee in accordance with the procedures set forth under “Stockholder Proposals for Inclusion in 2025 Proxy Statement.”

In evaluating a director candidate, our Nominating and Corporate Governance Committee considers, among other things, the candidate’s judgment, knowledge, personal and professional integrity, ethics and values, diversity, expertise, business and industry experience, and other expertise, which is likely to enhance the Board’s ability to govern our affairs and business. We do not have a separate policy regarding consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills, and expertise to oversee our business. For example, in 2023 the Board added Mr. Massaquoi to the Board, and the Board believes he has provided valuable experience and insight, along with additional diversity to the Board. The Nominating and Corporate Governance Committee also takes into account independence requirements imposed by law or regulations (including NYSE rules). In the case of director candidates recommended by stockholders, the Nominating and Corporate Governance Committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the recommended director nominee.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II DIRECTOR NOMINEES.

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Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Services provided to the Company and its subsidiaries by Deloitte in fiscal 2023 and 2022 are described below under “Principal Accounting Fees and Services.”

Deloitte, an independent registered public accounting firm, has served as the Company’s auditors since 2005. Representatives of Deloitte will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Stockholder approval is not required for the selection of Deloitte since the Audit Committee has the responsibility for the selection of auditors. However, the selection is being submitted for approval at the Annual Meeting. In the event the stockholders do not ratify the selection of Deloitte as the independent registered public accounting firm for fiscal 2024, the selection will be reconsidered by the Audit Committee and the Board. Even if the selection of Deloitte is ratified by our stockholders, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority in voting power of shares of common stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on this proposal is needed to ratify the selection of Deloitte as our independent registered public accounting firm.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee has the sole authority to review in advance and grant pre-approvals of (i) all auditing services to be provided by the Company’s independent registered public accounting firm and (ii) all non-audit services to be provided by such firm. The Audit Committee also has the authority to approve all fees and other terms of engagement and the ability to set a cap on fees for the requisite period. The Audit Committee may delegate its authority to pre-approve services to a designated member of the Audit Committee, so long as the decisions made by such member are ratified by the Audit Committee at a subsequent meeting. Under the policy, the Audit Committee has generally pre-approved the provision by the Company’s independent registered public accounting firm of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. All of the services provided by, and fees paid to, Deloitte during 2023 and 2022 were pre-approved by the Audit Committee.

Principal Accounting Fees and Services
The firm of Deloitte and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) conducted the 2023 and 2022 audits of the Company’s financial statements. Fees billed by the Deloitte Entities to the Company for services provided during the 2023 and 2022 fiscal years were as follows:

	Fiscal 2023	Fiscal 2022
Audit fees(1)	$689,525	$640,625
Audit-related fees	—	—
Tax fees	—	—
All Other fees	—	—
Total fees for services provided	$689,525	$640,625
(1)Audit fees are fees billed by the Deloitte Entities for professional services for the audit of the Company’s annual financial statements and the audit of internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the Deloitte Entities in connection with statutory and regulatory filings or engagements.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.

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Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers

We are committed to strong corporate governance. As part of this commitment, we provide our stockholders with the opportunity to cast an annual “Say-on-Pay” advisory vote on our NEO compensation. In compliance with Section 14A of the Exchange Act and the related rules of the Commission, we are submitting to our stockholders for approval a non-binding resolution to ratify NEO compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

We believe that both we and our stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This proposal gives our stockholders the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the Company’s named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

In considering your vote, you are encouraged to read “Compensation Discussion and Analysis” the accompanying compensation tables, and the related narrative disclosure. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Human Capital and Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Unless the Board modifies our policy of holding the Say-on-Pay vote annually, we expect that the next Say-on-Pay vote will occur at the 2025 annual meeting of stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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FREQUENTLY ASKED QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING

About the Annual Meeting

Q:     Why did I receive these proxy materials?

A:    This Proxy Statement and accompanying proxy and voting instructions are first being mailed on or about March 15, 2024 to holders of the Company’s common stock, par value $0.01, entitled to vote at the Annual Meeting. Each owner of record of common stock on the record date is entitled to one vote for each share. At the close of business on March 12, 2024, the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 48,028,682 shares of common stock issued and outstanding, including 2,960,787 shares of unvested restricted common stock. The shares of common stock are publicly traded on the New York Stock Exchange (the “NYSE”) under the symbol “DHX.”

Q:     Who is eligible to vote?
A:     You may vote if you were a stockholder of record at the close of business on March 12, 2024.
Q:     How do I cast my vote?
A:     If you are eligible to vote, you can vote by:

    Internet: www.investorvote.com/dhx
Telephone: 1-800-652-VOTE (8683) (within USA, US territories and Canada on a touch tone phone)
The deadline for voting via the Internet or telephone is the earlier of (i) the end of the voting at the Annual Meeting or (ii) 4:00 P.M., Mountain Time, on April 25, 2024.
Mail: If you received written material, complete, sign and return your Annual Meeting Proxy Card so that it is received by April 25, 2024.
Virtually: You may vote your shares at the virtual Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (valid proxy) reflecting your DHI Group, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Mountain Time, on April 18, 2024, as described under “Frequently Asked Questions About Voting and the Annual Meeting - How do I register to attend the Annual Meeting virtually on the Internet?” on page [ii].

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), at:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022

Stockholders call toll-free: (888) 750-5834
Banks and brokers call collect: (212) 750-5833

Proxy Statement	59

Q:    How can I attend the Annual Meeting?
A:    The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MGTAKUH. You also will be able to vote your shares online by attending the Annual Meeting by webcast if you register with the control number provided in your voting materials.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or in the instructions that accompanied your proxy materials. A password is not required to attend the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 3:00 PM, Mountain Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Online check-in will begin at approximately 2:45 PM, Mountain Time, and you should allow ample time for the check-in procedures. Please follow the registration instructions as outlined in this Proxy Statement.

Q:    How do I register to attend the Annual Meeting virtually on the Internet?

A:    If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (valid proxy) reflecting your DHI Group, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Mountain Time, on April 18, 2024.

You will receive a confirmation of your registration by email after your registration materials are received.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:
        Computershare
        DHI Group, Inc. Legal Proxy
        P.O. Box 43001
        Providence, RI 02940-3001

Q:    How will I be able to participate in the Annual Meeting?

A:    We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting meetnow.global/MGTAKUH, as further described on page [ii] above. The question and answer session will also include questions submitted in advance of the Annual Meeting. You may submit a question in

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advance of the Annual Meeting at any time by visiting meetnow.global/MGTAKUH, logging in, and utilizing the “Q & A” function.

The virtual Annual Meeting format allows stockholders to communicate with the Company during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at meetnow.global/MGTAKUH, clicking the Q&A button on your screen and typing your question into the provided text field.

We reserve the right to exclude questions regarding topics that are not pertinent to Annual Meeting matters or Company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the Investors section of our website (http://dhigroupinc.com/investors), as soon as practicable after the Annual Meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the meeting at meetnow.global/MGTAKUH.

Q:    Who should I contact if I encounter technical issues accessing or participating in the Annual Meeting?

A:    The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

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Q:     What constitutes a quorum at the Annual Meeting?

A:     A quorum is required to conduct business at the Annual Meeting. The presence in person, including by means of remote communication, or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of any business at the Annual Meeting. Broker non-votes and abstentions are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Under NYSE rules, a proposal to approve the appointment of our independent registered public accounting firm is considered a discretionary item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions.

Q:     What am I voting on?

A:     We are asking for your vote on the following proposals at the Annual Meeting:
1.The election of three Class II directors, for a term of three years, or until their successors are duly elected and qualified.
2.The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.An advisory vote to approve the compensation of our named executive officers .

Q:     What vote is required for the proposals to pass?

A:     If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on.

Proposal 1 - Election of Directors. The director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person, including by means of remote communication, or by proxy. For purposes of this proposal, a majority of the votes cast means that the number of shares “FOR” a director must exceed the number of shares voted “against” that director in order for such director to be elected. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP. The affirmative vote of a majority in voting power of shares of common stock present in person, including by means of remote communication, or by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers. The affirmative vote of a majority in voting power of shares of common stock present in person, including by means of remote communication, or by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Q:     What are the Board’s Recommendations?

A:     Our Board’s recommendation is set forth together with the description of each proposal. In summary, our Board recommends a vote:

a.FOR the election of the three Class II director nominees (Proposal 1);
b.FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2); and
c.FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3).

Proposal	Broker Discretionary Vote Allowed?
Election of directors	No
Ratification of selection of independent registered public accounting firm	Yes
Advisory vote with respect to the compensation of our named executive officers	No

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Q:     What if I don’t provide voting instructions?

A:     Whether or not you are able to personally attend the Annual Meeting online, you are encouraged to vote your shares. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote.

Stockholders will have the option to submit their proxies or voting instructions electronically through the Internet, by telephone or by using a traditional proxy card. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. The deadline for voting via the Internet or by telephone is the earlier of (i) the Annual Meeting’s adjournment or (ii) 4:00 P.M., Mountain Time, on April 25, 2024. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the stockholder.

Q:     Can I change my vote after I have voted?

A:     Any stockholder of record may revoke a proxy at any time before it is voted by filing with the Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares, or by attending the Annual Meeting and voting in person or by means of remote communication (although attendance at the Annual Meeting will not by itself revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to DHI Group, Inc., 6465 Greenwood Plaza Blvd., Suite 400, Centennial, CO 80111 Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. Alternatively, to revoke a proxy previously submitted via the Internet or by telephone, a stockholder may simply submit a new proxy (including by means of the Internet or by telephone) at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Q:     How will the votes be counted?

A:     A representative of Computershare, our inspector of election, will tabulate and certify the votes.

Q:     How can I find the results of the voting after the Annual Meeting?

A:     We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the Commission within four business days following the Annual Meeting.

Q:     Who pays for the solicitation of proxies for the Annual Meeting?

A:     We have retained Innisfree to perform proxy solicitation services for us, involving conducting a bank/broker search, distributing proxy solicitation materials to stockholders, providing information to stockholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, Innisfree has agreed to provide consulting and analytic services upon request. We will pay a fee not to exceed $15,000 to Innisfree, plus out-of-pocket expenses for these services.

Directors, officers and other employees of the Company may, but without compensation other than their regular compensation and reimbursement of reasonable out-of-pocket expenses, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokers, fiduciaries, custodians and other nominees for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock held in their names.

If you have any questions or require any assistance with voting your shares, please contact Innisfree at:

Proxy Statement	63

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022

Stockholders call toll-free: (888) 750-5834
Banks and brokers call collect: (212) 750-5833

Q:    Why are you holding a virtual meeting instead of a physical meeting?
A:    In 2020, we decided to hold our Annual Meeting of stockholders virtually. We have continued to host the Annual Meeting as a virtual event to provide for greater participation as our stockholders are not centrally located. We believe that a virtual meeting enables greater stockholder attendance and participation from any location around the world.

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company’s Annual Report on Form 10-K are available on the Investors section of the Company’s website at http://dhigroupinc.com/investors. You can save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by utilizing the contact information on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

Householding

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street name stockholder”) and share a single address, only one annual report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs and the environmental impact of the Annual Meeting. We will deliver promptly upon request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. Any such street name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying annual report may request a copy by contacting the bank, broker or other holder of record or the Company at: DHI Group, Inc., 6465 Greenwood Plaza Blvd., Suite 400, Centennial, Colorado 80111, Attention: Investor Relations, or by calling Investor Relations at (212) 448-4181. Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner.

Stockholder Communications

Stockholders and other interested parties may contact any of the Company’s directors, including the Chairperson, the non-management directors as a group, the chairs of any committee of the Board of Directors or any committee of the Board of Directors by writing them as follows:

[Name(s)/Title(s)]
c/o Corporate Secretary
DHI Group, Inc.
6465 Greenwood Plaza Blvd., Suite 400
Centennial, Colorado 80111

Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Corporate Secretary and will be handled in accordance with procedures established by the Audit Committee with respect to such matters. The Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines is required to be directed to the attention of the Board or such individual director. Our Corporate Secretary reserves the right not to forward to Board members any inappropriate materials. The Board or any individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the Board or such individual director.

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Stockholder Proposals for Inclusion in 2025 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company’s Corporate Secretary at its principal executive office in a timely manner. In order to be included in the Company’s Proxy Statement for the 2025 Annual Meeting, stockholder proposals must be received by the Company in accordance with the timing and other requirements of Rule 14a-8. Therefore, in order to be included in the Company’s Proxy Statement for the 2025 Annual Meeting, stockholder proposals must be received at our principal executive offices no later than November 15, 2024, unless the date of the Company’s 2025 Annual Meeting is more than 30 days before or after April 25, 2025, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Any stockholder business may be excluded if the exclusion is permitted by the applicable regulations of the Commission. All proposals should be addressed to the Corporate Secretary, DHI Group, Inc., 6465 Greenwood Plaza Blvd., Suite 400, Centennial, Colorado 80111.

Director Nominations and Other Stockholder Proposals for Presentation at the 2025 Annual Meeting

In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the date of the prior year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2025 Annual Meeting, such a proposal must generally be received by the Company on or after December 26, 2024 but no later than January 25, 2025 subject to certain exceptions in the Company’s by-laws. Any stockholder business may be excluded if the notice does not meet the requirements of the advance notice procedures set forth in our by-laws. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

If a stockholder who has notified the Company of his, her or its intention to present a proposal at the annual meeting does not appear at such annual meeting, the Company need not present the proposal for a vote at such meeting.

Other Matters

As of the mailing date of this Proxy Statement, the Board is not aware of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly be presented at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Art Zeile
President and Chief Executive Officer
March 15, 2024

Proxy Statement	65

APPENDIX A - INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES AND OTHER INFORMATION

Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as additional measures for our operating results. These measures are not in accordance with, or an alternative for, measures in accordance with U.S. GAAP and may be different from similarly titled non-GAAP measures reported by other companies. We believe the presentation of non-GAAP measures, such as Adjusted EBITDA and Adjusted EBITDA margin, provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, impairment of investment, severance and retention costs related to dispositions and reorganizations of the Company, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, and working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our Board, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and

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•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as a comparative measure.

To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

A reconciliation of Adjusted EBITDA for the years ended December 31, 2023 and 2022 follows (in thousands):

	Year Ended December 31,
	2023	2022
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,491	$4,176
Interest expense	3,482	1,580
Income tax expense (benefit)	131	(579)
Depreciation	16,915	17,487
Non-cash stock based compensation	9,467	9,519
Income from equity method investment	(502)	(1,597)
Proceeds from settlement	—	(2,061)
Gain on investments	(614)	(320)
Impairment of investment	300	2,300
Severance and related costs	1,167	445
Restructuring	2,417	—
Adjusted EBITDA	$36,254	$30,950

A reconciliation of Adjusted EBITDA Margin for the years ended December 31, 2023 and 2022 follows (in thousands, except percentages):

	Year Ended December 31,
	2023	2022
Revenues	$151,878	$149,680
Net income	$3,491	$4,176
Net income margin(1)	2%	3%

Adjusted EBITDA	$36,254	$30,950
Adjusted EBITDA Margin(1)	24%	21%
(1) Net income margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenues.

Definition of Bookings

Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as Bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

Proxy Statement	67

C123456789

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DHI Group, Inc.

VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/DHX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/DHX

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees for director listed under Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - Jim Friedlich	☐	☐	☐
02 - Kathleen Swann	☐	☐	☐
03 - Joseph Massaquoi, Jr.	☐	☐	☐

	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐
3. Advisory vote with respect to the compensation of our named executive officers.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 6 0 7 2 7 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03Y15B

Proxy Statement	68

The 2024 Annual Meeting of Shareholders of DHI Group, Inc. will be held on April 25, 2024 at 3:00 P.M. Mountain Time, virtually via the internet at meetnow.global/MGTAKUH.

To access the virtual meeting you must have the information printed in the shaded bar on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/DHX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

DHI Group, Inc.

Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2024

Raime Leeby, Jack Connolly, and Rachel Ceccarelli or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of DHI Group, Inc. to be held on April 25, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Proxy Statement	69